As filed with the Securities and Exchange Commission on August 18, 1997

                                                   File No. 811-7993
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A

                          REGISTRATION STATEMENT UNDER
                       THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 1

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                            SCHRODER CAPITAL FUNDS II
             (Exact Name of Registrant as Specified in its Charter)

                   Two Portland Square, Portland, Maine 04101
               (Address of Principal Executive Office) (Zip Code)

        Registrant's Telephone Number, including Area Code: 207-879-1900
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                           Catherine S. Wooledge, Esq.
                         Forum Financial Services, Inc.
                   Two Portland Square, Portland, Maine 04101
                     (Name and Address of Agent for Service)

                          Copies of Communications to:
                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 10005

                               Alexandra Poe, Esq.
                 Schroder Capital Management International Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019
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


                                     PART A


                         (PRIVATE PLACEMENT MEMORANDUM)

                            SCHRODER CAPITAL FUNDS II
                                    --------

                      SCHRODER INTERNATIONAL BOND PORTFOLIO


                                 AUGUST 18, 1997

                                  INTRODUCTION



Schroder Capital Funds II (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies (each a "portfolio" and collectively the "portfolios"). The Trust currently offers one investment portfolio, Schroder International Bond Portfolio (the "Portfolio"). Additional portfolios may be added in the future. This Part A relates solely to the Portfolio.

The Trust does not offer its Interests directly to the public; Interests are offered on a no-load basis exclusively to various qualified investors (including other investment companies) as described in Item 4 below. An investor that is an investment company or other collective investment vehicle seeks to achieve its investment objective by holding Interests in another investment portfolio, instead of separately managing its own portfolio of investment securities and related assets.

Interests of the Trust are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act"). In accordance with paragraph 4 of Instruction F of the General Instructions to Form N-1A, responses to Items 1, 2, 3 and 5A of that Form have been omitted.



ITEM 4.           GENERAL DESCRIPTION OF REGISTRANT.

The Trust was organized as a business trust under the laws of the State of Delaware on December 27, 1996 under a Trust Instrument dated December 26, 1996. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any additional portfolio created in the future, belong only to that portfolio. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Trust is empowered to establish, without investor approval, additional portfolios, each with a different investment objective and policies.

The Portfolio is classified as "non-diversified" under the 1940 Act and commenced operations on December 31, 1996.

Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by certain institutional investors (excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). Investors may be organized within or outside the U.S. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                              INVESTMENT OBJECTIVE

The Portfolio's investment objective is to seek a high rate of total return. It seeks to achieve its objective by investing by investing at least 65%, and normally intends to invest substantially all, of its assets in non-U.S. debt securities and debt-related investments, which may be denominated in foreign or U.S. currency. It is intended for long-term investors seeking international diversification and willing to accept the risks of foreign investing. There can be no assurance that the Portfolio will achieve its investment objective.

                               INVESTMENT POLICIES

The Portfolio's investment objective and fundamental investment policies may not be changed without approval of the holders of a majority of the outstanding voting Interests (defined in the same manner as the phrase "vote of a majority of the outstanding voting securities" is defined in the 1940 Act) of the Portfolio. Unless otherwise indicated, investment policies are not fundamental and may be changed by the Tryst's Board of Trustees (the "Board") without prior investor approval. Additional investment techniques, features and restrictions concerning the Portfolio's investments are described below and under "Investment Restrictions" and in Part B.

The Portfolio invests in foreign bonds, including debt securities of foreign governments, agencies and supranational organizations and corporate bonds. These bonds may have fixed, variable, floating or inverse-floating-rates of interest. Securities of issuers within a given country may be denominated in the currency of another country. Some of these securities may be privately issued and/or convertible into common stock, or they may be traded together with warrants for the purchase of common stock. The rate of return on some debt obligations may be linked to indices or stock prices or indexed to the level of exchange rates between the U.S. dollar and foreign currency or currencies.

Schroder Capital Management International Inc. ("SCMI") as investment adviser considers factors such as prospects for currency exchange and interest rates, inflation in each country, relative economic growth, government policies influencing exchange rates and business conditions, and the quality of individual issuers. The investment adviser also determines, using good faith judgment: (1) country allocation; (2) currency exposure; (3) duration management; and (4) diversified security holdings within each market.

The Portfolio may invest in a variety of countries, and under ordinary circumstances, invests in a minimum of 5 countries other than the U.S. To the extent that the Portfolio concentrates its assets in a foreign country, it incurs greater risks.

The investment adviser believes that active currency management can enhance portfolio returns through opportunities arising from interest rate differentials between securities denominated in different currencies and/or changes in value between currencies. Moreover, the investment adviser believes active currency management can be employed as an overall portfolio risk management tool. Foreign currency management can also provide overall portfolio risk diversification.

In order to enhance returns, manage risk more efficiently, reduce trading costs, and help protect against changes in securities prices and foreign exchange rates, the Portfolio may invest in currency on a spot or forward basis, securities or securities index options, foreign currency options, and futures contracts, and related options on futures contracts and may enter into swap agreements. Additionally, the Portfolio may buy or sell interest-rate and bond-index futures contracts, options on interest-rate and bond-index futures contracts, and options and futures on debt securities.

The Portfolio also may: (1) buy securities on a when-issued, firm-, or standby-commitment basis (whose market value may change prior to their delivery to the Portfolio); and (2) invest in countries with established economies as well as emerging market countries that the investment adviser believes present favorable opportunities.

Generally, the Portfolio's average maturity will be shorter when interest rates worldwide or in a particular country are expected to rise, and longer when interest rates are expected to fall. SCMI may use various techniques to shorten or lengthen the duration of the portfolio, including transactions in futures and options on futures, interest rate swaps, caps, floors and short sales, each as more fully described below.

The Portfolio may also: (1) borrow up to 15% of total assets; (2) lend its securities to brokers, dealers and other financial institutions to earn income;
(3) buy securities on a when-issued, firm, or standby commitment basis -- the market value of these securities may change prior to their delivery to the Portfolio; (4) invest in repurchase agreements, and enter into reverse repurchase agreements (which can create leverage and increase the Portfolio's investment risk); and (5) invest in loan participation interests (which involve certain risks, including credit and liquidity risks). (See "Loan Participation Interests" for further details).

The following pages contain additional information about the securities in which the Portfolio may invest, strategies SCMI may employ in pursuit of the Portfolio's objective, and a summary of related risks. A complete listing of the Portfolio's investment restrictions and more detailed information about the Portfolio's investments is contained in Part B. Policy limitations and investment restrictions generally are considered at the time of purchase.

CORPORATE OBLIGATIONS. The Portfolio may purchase debt securities of foreign corporate issuers. The Portfolio's investments in U.S. dollar- or foreign-currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate bonds, debentures, notes and other similar debt instruments that meet the credit quality and other criteria set forth for the Portfolio. Some of these securities may be privately issued and/or convertible into common stock or they may be traded together with warrants for the purchase of common stock. The Portfolio may invest in debt securities issued or guaranteed by foreign corporations or by international organizations designated or supported by multiple foreign governmental entities (which are not obligations of foreign governments) to promote economic reconstruction or development; and debt securities issued by corporations or financial institutions. The rate of return of principal on some debt obligations may be linked to indices or stock prices or indexed to the level of exchange rates between the U.S. dollar and foreign currency or currencies. The Portfolio may invest up to 10% of its net assets in lower-rated, high-risk debt securities rated below "BBB" by Standard and Poor's ("S&P") or "Baa" by Moody's Investor Service ("Moody's"). (For further information, see "Foreign Government Bonds", "High-Yield, High-Risk Securities", "Rating Matters", "Risk Considerations", "Commercial Paper" and "Appendix A -- Description of Securities Ratings" to Part B.)

FOREIGN GOVERNMENT BONDS. The Portfolio may purchase U.S. dollar- or foreign-denominated debt obligations issued or guaranteed by foreign sovereign governments, their agencies, instrumentalities and political subdivisions. The Portfolio also may purchase obligations issued or guaranteed by supranational organizations (such as the World Bank) or securities backed exclusively by loans to certain public sector institutions. Debt obligations of foreign government issuers are limited to government bonds, notes and other similar debt instruments that meet the credit quality and maturity criteria set forth for the Portfolio. The Portfolio has no limit on the amount of its assets that may be invested in any one type of foreign instrument or foreign country.

RATING MATTERS. The Portfolio may purchase unrated securities. In order to do so, SCMI must determine that the security is of comparable quality to a rated security that the Portfolio may purchase. If SCMI determines that the unrated is comparable to a security rated below investment grade, such security shall be subject to the Portfolio's 10% limit on high-yield, high-risk securities. The Portfolio may retain a security whose rating has been lowered if SCMI determines that retaining the security is in the best interests of the Portfolio. A further description of the rating categories of certain nationally recognized statistical rating organizations (each a "NRSRO") is contained in Appendix A to Part B. All these ratings are generally considered to be investment-grade ratings, although Moody's indicates that securities with long-term ratings of "Baa" have speculative characteristics, and issuers whose securities are rated in the lowest investment grade are more likely to have a weakened capacity to make principal and interest payments due to changes in economic conditions or other circumstances than is the case with issuers of higher-grade bonds.

BRADY BONDS. The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructuring (under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady). Brady Bonds have been issued only recently, and therefore do not have a long payment history. Brady

Bonds may have collateralized and uncollateralized components, are issued in various currencies and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered U.S. government securities. In light of the residual risk associated with the uncollateralized portions of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative. Brady Bonds acquired by the Portfolio could be subject to restructuring arrangements or to requests for new credit, which could cause the Portfolio to suffer a loss of interest or principal on its holdings. (For further information, see "Brady Bonds" in Part B.)

FIRM- AND STANDBY-COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES. New issues of certain debt securities are often offered on a when-issued basis. That is, the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment, but delivery and payment for the securities normally take place after the date of the commitment to purchase. Firm- and standby-commitment agreements call for the purchase of securities at an agreed-upon price on a specified future date. The transactions are entered into in order to secure what is considered to be an advantageous price and yield to the Portfolio and not for purposes of leveraging the Portfolio's assets. However, the Portfolio will not accrue any income on these securities prior to delivery. The value of when-issued securities and firm- and standby-commitment agreements may vary prior to and after delivery depending on market conditions and changes in interest-rate levels. There is a risk that a party with whom the Portfolio has entered into such transactions will not perform its commitment, which could result in a gain or loss to the Portfolio.

FLOATING- AND VARIABLE-RATE SECURITIES AND INVERSE FLOATERS. The Portfolio may invest in floating- and variable-rate securities, which are securities that provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest-rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate, or tied to another interest rate, such as a money market index or Treasury bill rate.

The Portfolio also may invest in inverse floating-rate debt instruments ("inverse floaters"). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. A higher degree of leverage may be associated with greater volatility in the market value of an inverse floater. Accordingly, the duration of an inverse floater may exceed its stated final maturity. Certain inverse floaters may be deemed to be illiquid securities.

ZERO COUPON BONDS. Zero coupon bonds are debt obligations issued without any requirement for the periodic payment of interest. Zero coupon bonds are issued at a significant discount from their face value. The discount approximates the total amount of interest the bonds would accrue and compound over the period until maturity at a rate of interest reflecting the market rate at the time of issuance. The discount represents income, which must be accrued and distributed every year even though the Portfolio receives no payment on the investment in that year. Because interest is not paid to the Portfolio on a current basis but is in effect compounded, the value of the securities of this type is subject to greater fluctuations in response to changing interest rates than the value of debt obligations that distribute income regularly. Cash to pay dividends representing unpaid, accrued interest may be obtained from sales proceeds of portfolio securities and from loan proceeds.

BANKING INDUSTRY AND SAVINGS AND LOAN OBLIGATIONS. The Portfolio may invest in certificates of deposit, time deposits, bankers' acceptances, and other short-term debt obligations issued by commercial banks and in certificates of deposit, time deposits, and other short-term obligations issued by savings and loan associations ("S&Ls"). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers' acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio limits its investment in time deposits for which there is a penalty for early withdrawal to 15% of its net assets.

HIGH-YIELD, HIGH-RISK SECURITIES. The Portfolio may invest up to 10% of its assets in debt securities that are rated below investment grade (I.E., below "BBB" by S&P or "Baa" by Moody's). These debt securities have speculative characteristics, and changes in economic conditions or individual corporate developments are more likely to lead to a weakened capacity to make principal and interest payments than is the case of higher-grade bonds (See "Risk Considerations" and "Commercial Paper".)

FORWARD FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Forward foreign currency exchange contracts ("forward contracts") may be used to minimize the risk of loss to the Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date that is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security. The Portfolio also may enter into forward contracts to adjust the Portfolio's exposure to various foreign currencies, either pending anticipated investments in securities denominated in those currencies or as a hedge against anticipated market changes. To a limited extent, the Portfolio may purchase forward contracts to increase exposure in foreign currencies that are expected to appreciate and thereby increase total return.

Successful use of forward contracts depends on the investment adviser's skill in analyzing and predicting relative currency values. Forward contracts do not eliminate fluctuations in the underlying prices of securities held by the Portfolio. Although such contracts tend to minimize the risk of loss due to a decline in the value of a currency that has been sold forward, at the same time they tend to limit any potential gain that might be realized should the value of such currency change. Likewise, forward contracts tend to minimize the risk of loss due to an increase in the value of a currency that has been purchased forward, though they may result in overpayment if the value of such currency declines. In short, forward contracts alter the Portfolio's exposure to currency exchange-rate activity and could result in losses to the Portfolio if currencies do not perform as the investment adviser anticipates. The Portfolio may also incur significant costs when converting assets from one currency to another.

FOREIGN INDEX-LINKED INSTRUMENTS. As part of its investment program, and to maintain greater flexibility, the Portfolio may invest in instruments that have the investment characteristics of particular securities, securities indices, futures contracts or currencies. Such instruments may take a variety of forms, such as debt instruments with interest or principal payments determined by reference to the value of a currency or commodity at a future point in time. A foreign index may be based upon the exchange rate of a particular currency or currencies, the differential between two currencies, the level of interest rates in a particular country or countries, or the differential in interest rates between particular countries. In the case of instruments linking the interest components to a foreign index, the amount of interest payable generally adjusts periodically in response to changes in the level of the foreign index during the term of the foreign index-linked instrument. The risks of such investments would reflect the risks of investing in the index, futures contract or currency, the performance of which determines the return for the linked instrument. Tax considerations may limit the Portfolio's ability to invest in foreign index-linked instruments.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may enter into futures contracts and related options, which may be used for any legal purpose including to reduce trading costs. An interest-rate index futures contract is an agreement to take or make delivery of an amount of cash based on the difference between the value of the index at the beginning and at the end of the contract period. A futures contract on a foreign currency is an agreement to buy or sell a specified amount of a currency for a set price on a future date. There are several risks associated with the use of futures and related options for hedging purposes. There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day: once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Portfolio from liquidating an unfavorable position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. These instruments may be used for hedging purposes, but there can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the securities or currencies being hedged. An incorrect correlation could result in a loss on both the hedged securities or currencies and the hedging vehicle so that the Portfolio's return might have been better had hedging not been attempted.

OPTIONS. A put option is a short-term contract that gives the purchaser of the put option, in return for a premium, the right to sell the underlying security to the seller of the option at a specified price during the term of the option. A call option is a short-term contract that gives the purchaser, in return for a premium, the right to buy from the seller of the option the underlying security at a specified price during the term of the option. The Portfolio will only write "covered" call options and "secured" put options. A "covered" call option means generally that so long as the Portfolio is obligated as the writer of a call option, the Portfolio will either own the underlying securities subject to the call, or hold a call at the same or lower exercise price, for the same exercise period, and on the same securities as the call written. A "secured" put option means generally that so long as the Portfolio is obligated as the writer of the put option, the Portfolio will maintain liquid assets with a value equal to the exercise price in a segregated account, or hold a put on the same underlying security at an equal or greater exercise price. Options in which the Portfolio may invest may be traded on exchanges or in the over-the-counter market. Options may be used for hedging purposes, but there can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the securities or currencies being hedged. An incorrect correlation could result in a loss on both the hedged securities or currencies and the hedging vehicle so that the Portfolio's return might have been better had hedging not been attempted.

OPTIONS ON FOREIGN CURRENCIES. The Portfolio may purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired. The Portfolio may also use foreign currency options to protect against potential losses in positions denominated in one foreign currency against another foreign currency in which the Portfolio's assets are or may be invested. As with other kinds of option transactions, however, the writing of an option on foreign currency will constitute only a partial hedge up to the amount of the premium received, and the Portfolio could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. The purchase of an option on foreign currency may constitute an effective hedge against exchange rate fluctuations, although, in the event of rate movements adverse to the Portfolio's position, the Portfolio may forfeit the entire amount of the premium plus related transaction costs.

OPTIONS ON SECURITIES AND OPTIONS ON BOND INDICES. The Portfolio may purchase and write put and call options on securities and bond indices. Options on securities give the Portfolio the right to buy, or the obligation to sell, eligible portfolio securities. A call option on a bond index gives the purchaser the right to receive from the seller cash equal to the difference between the closing price of the index and the exercise price of the option.

ARBITRAGE. The Portfolio may sell a security in one market and simultaneously purchase the same security in another market in order to take advantage of differences in the price of the security in the different markets. The Portfolio does not actively engage in arbitrage. Such transactions may be entered into only with respect to debt securities and will occur only in a dealer's market where the buying and selling dealers involved confirm their prices to the Portfolio at the time of the transaction, thus eliminating any risk to the assets of the Portfolio.

SWAP AGREEMENTS. The Portfolio may enter into interest-rate, index and currency-exchange rate swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Portfolio than if the Portfolio had invested directly in an instrument that yielded that desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount" (I.E., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency or in a "basket" of securities representing a particular index). Commonly used swap agreements include interest-rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest-rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or "floor"; and interest-rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

BORROWING. The Portfolio may borrow up to a limit of 15% of its total assets from a bank for temporary or emergency purposes or to meet redemptions. The Portfolio also may enter into reverse repurchase agreements (which may be deemed borrowings under the 1940 Act unless assets are properly segregated) with banks or broker-dealers subject to the limitations of the 1940 Act. Reverse repurchase agreements involve the sale of a security by the Portfolio and its agreement to repurchase the instrument at a specified time and price. The Portfolio will maintain a segregated account consisting of cash, U.S. government securities, foreign government securities provided they are of high liquidity and quality, or other liquid, high-grade debt obligations maturing not later than the expiration of the reverse repurchase agreement, to cover its obligations under reverse repurchase agreements. The Portfolio will limit its investments in reverse repurchase agreements that are not covered by properly segregated assets and other borrowing to no more 15% of its total assets. The use of reverse repurchase agreements by the Portfolio may create leverage that could increase the Portfolio's investment risk. If the income and gain on securities purchased with the proceeds of reverse repurchase agreements exceed the cost of the agreements, the Portfolio's earnings or net asset value would increase faster than otherwise would be the case; conversely, if the income and gain fail to exceed the costs, earnings or net asset value would decline faster than otherwise would be the case. Borrowing may exaggerate the effect on the Portfolio's net asset value of any increase or decrease in the value of the Portfolio's portfolio securities. Money borrowed is subject to interest costs (which may include commitment fees and/or the cost of maintaining minimum average balances).

ILLIQUID AND RESTRICTED SECURITIES. As a non-fundamental policy, the Portfolio will not purchase or otherwise acquire any security if, as a result, more than 15% of its net assets (taken at current value) would be invested in securities that are illiquid by virtue of the absence of a readily available market or because of legal or contractual restrictions on resale ("restricted securities"). There may be undesirable delays in selling illiquid securities at prices representing their fair value. This policy includes over-the-counter options held by the Portfolio and the "in the money" portion of the assets used to cover such options. The limitation on investing in restricted securities does not include securities that may not be resold to the general public but may be resold to qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933, as amended. If SCMI determines that a "Rule 144A security" is liquid pursuant to guidelines adopted by the Trust Board, the security will not be deemed illiquid. These guidelines take into account trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, that security may become illiquid, which could affect the Portfolio's liquidity. (See "Investment Policies -- Illiquid and Restricted Securities" in Part B for further information.)

LENDING OF PORTFOLIO SECURITIES. The Portfolio may lend its investment securities to brokers, dealers and financial institutions for the purpose of realizing additional income. The total market value of securities loaned will not at any time exceed one-third of the total assets of the Portfolio. The risk in lending portfolio securities, as with other extensions of credit, is the possible loss of rights in the collateral should the borrower fail financially. In determining whether to lend securities, the Portfolio's investment adviser will consider all relevant facts and circumstances, including the creditworthiness of the borrower.

COMMERCIAL PAPER. The Portfolio may invest in commercial paper, which represents short-term unsecured promissory notes issued by banks or bank holding companies, corporations and finance companies. The Portfolio may invest in commercial paper primarily rated at the time of investment "P-1" by Moody's or "A-1" by S&P, or, if unrated by Moody's or S&P, deemed comparable in quality by the Portfolio's investment adviser. The Portfolio may also invest in commercial paper rated below "A-1"/ "P-1"; however, such investments are subject to the Portfolio's 10% limit on high-yield, high-risk securities. (See "Appendix A -- Description of Securities Ratings" to Part B.)

REPURCHASE AGREEMENTS. The Portfolio may invest in repurchase agreements. A repurchase agreement is a means of investing monies for a short period. In a repurchase agreement, a seller -- a U.S. bank or recognized broker-dealer -- sells securities to the Portfolio and agrees to repurchase the securities at the Portfolio's cost plus interest within a specified period (normally one day). In these transactions, the values of the underlying securities purchased by the Portfolio are monitored at all times by SCMI to ensure that the total value of the securities equals or exceeds the value of the repurchase agreement, and the Portfolio `s custodian bank holds the securities until they are repurchased. In the event of default by the seller under the repurchase agreement, the Portfolio may have difficulties in exercising its rights to the underlying securities and may incur costs and experience time delays in disposing of them. To evaluate potential risks, SCMI reviews the creditworthiness of those banks and dealers with which the Portfolio enters into repurchase agreements.

TEMPORARY DEFENSIVE INVESTMENTS. For temporary defensive purposes, the Portfolio may invest without limitation in (or enter into repurchase agreements maturing in seven days or less with U.S. banks and broker-dealers with respect to) short-term debt securities, including commercial paper, U.S. Treasury bills, other short-term U.S. government securities, certificates of deposit and bankers' acceptances of U.S. banks. U.S. government securities are obligations of, or guaranteed by, the U.S. Government or its agencies, instrumentalities or government-sponsored enterprises. The Portfolio also may hold cash and time deposits in U.S. banks. In transactions involving "repurchase agreements," the Portfolio purchases securities from a bank or broker-dealer who agrees to repurchase the security at the Portfolio's cost plus interest within a specified time. The securities purchased by the Portfolio have a total value in excess of the value of the repurchase agreement and are held by the Portfolio's custodian bank until repurchased. (See "Investment Policies" in Part B for further information about all these securities.)

                             INVESTMENT RESTRICTIONS

The following fundamental restrictions of the Portfolio are designed to reduce its exposure in specific situations. The Portfolio will not:

(a) concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (or repurchase agreements with respect thereto). An investment of more than 25% of the Portfolio assets in the securities of issuers located in one country does not contravene this policy.

(b) borrow money in excess of 33-1/3% of its total assets taken at market value (including the amount borrowed) and then only from a bank as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions that may otherwise require untimely dispositions of portfolio securities.

(c) make loans to other persons, provided that for purposes of this restriction, entering into repurchase agreements or acquiring any otherwise permissible debt securities including engaging in securities lending shall not be deemed to be the making of a loan.

(d) invest in commodities or commodity contracts, except that, subject to the restrictions described in this Part A and in the Part B (Additional Information), the Portfolio may: (1) enter into futures contracts and options on futures contracts; (2) enter into foreign forward currency exchange contracts and foreign currency options; (3) purchase and sell currencies on a spot or forward basis; and (4) may enter into futures contracts on securities, currencies or on indices of such securities or currencies, or any other financial instruments, and may purchase and sell options on such futures contracts.

(e)  issue senior securities except to the extent permitted by the 1940 Act.

Except for the policy on borrowing, the percentage restrictions described above and in Part B apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investment or the size of the Portfolio. A comprehensive list of investment restrictions is contained in Part B.

LIMITATIONS ON PURCHASE AND SALE OF FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS.

Although the Portfolio will not be a commodity pool, certain derivative instruments that it uses subject it to the rules of the CFTC, which limit the extent to which the Portfolio may use such derivatives. The Portfolio may enter into futures contracts or related options for hedging purposes without limit. The Portfolio may not engage in exchange-traded futures contracts and related options for other purposes if, immediately thereafter, the aggregate initial margin deposits relating to such positions plus premiums paid by the Portfolio for unexpired options, less the amount by which any such options are "in-the-money," would exceed 5% of the liquidation value of the Portfolio's assets. A call option is "in-the-money" if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is "in-the- money" if the exercise price exceeds the value of the futures contract that is the subject of the option.


                               RISK CONSIDERATIONS

NON-DIVERSIFICATION. The Portfolio is classified as "non-diversified" under the 1940 Act. In contrast to a "diversified" company, a non-diversified investment company may invest more than 5% of its total assets in the securities of any one issuer. However, so that registered investment companies (or series of those companies) that invest in the Portfolio may qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), the Portfolio will limit its investments so that at the close of each quarter of the taxable year: (1) not more than 25% of the market value of the Portfolio's total assets will be invested in the securities of a single issuer; and (2) with respect to 50% of the market value of its total assets, not more than 5% will be invested in the securities of a single issuer and the Portfolio will not own more than 10% of the outstanding voting securities of a single issuer.

FIXED-INCOME SECURITIES AND THEIR CHARACTERISTICS. Fixed-income securities generally are subject to market risk and credit risk. Market risk refers to the change in the market value of investments by the Portfolio in fixed-income securities, including money market instruments, when there is a change in interest rates or the issuer's actual or perceived creditworthiness or ability to meet its obligations. There normally is an inverse relationship between the market value of fixed-rate debt securities and changes in interest rates. In other words, an increase in interest rates produces a decrease in market value. Moreover, the longer the remaining maturity of a security, the greater will be the effect of interest rate changes on the market value of that security. The Portfolio's investments are subject to "credit risk" relating to the financial condition of the issuers of the securities that the Portfolio holds. Credit risk refers to changes in the ability of an issuer to make payments of interest and principal when due and changes in the market's perception of an issuer's creditworthiness that affect the value of the debt securities of that issuer.

FOREIGN INVESTMENTS. Investments in foreign securities involve certain risks not associated with domestic investments, including fluctuations in foreign exchange rates, uncertain political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions.

Foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as economic growth rates, rates of inflation, capital reinvestment, resources, self-sufficiency and balance of payments positions. Certain foreign investments may also be subject to foreign withholding taxes, thereby reducing the income available for distribution to the Portfolio's interestholders. Additionally, commission rates payable on foreign portfolio transactions may often be higher than in the U.S. Because international investments generally involve risks in addition to those risks associated with investments in the U.S., the Portfolio should be considered only as a vehicle for international diversification and not as a complete investment program.

Issuers of securities in foreign jurisdictions are generally not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, restrictions on market manipulation, shareholder proxy requirements and timely disclosure of information. Often, available information about issuers and their securities is less extensive in foreign markets, particularly emerging market countries, than in the United States. In addition, laws in foreign countries governing business organizations, bankruptcy and insolvency may provide less protection to security holders such as the Portfolio than that provided by U.S. laws.

Moreover: (1) interest payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income earned by the Portfolio; (2) accounting, auditing and financial reporting standards differ from those in the U.S., which means that less information about foreign companies may be available than is generally available about issuers of comparable securities in the U.S.;
(3) foreign securities may trade less frequently and/or with less volume than U.S. securities and consequently may exhibit greater price volatility; and (4) foreign securities trading practices, including those involving securities settlement, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer or registrar.

GEOGRAPHIC CONCENTRATION. The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent that it invests in issuers located in one country, the Portfolio is susceptible to factors adversely affecting that country, including the political and economic developments and foreign exchange rate fluctuations discussed above. As a result of investing substantially in one country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable fund with a lesser degree of geographic concentration.

CURRENCY FLUCTUATIONS AND DEVALUATIONS. Because the Portfolio will invest in non-U.S. dollar denominated securities, changes in foreign currency exchange rates will affect the value of the Portfolio's investments. A decline against the dollar in the value of currencies in which the Portfolio's investments are denominated will result in a corresponding decline in the dollar value of its assets. This risk tends to be heightened in the case of investing in certain emerging market countries. For example, some currencies of emerging market countries have experienced repeated devaluations relative to the U.S. dollar, and major adjustments have periodically been made in certain of such currencies. Some emerging market countries may also have managed currencies that do not float freely against the dollar. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

The Portfolio may enter into foreign currency forward contracts to purchase or sell foreign currencies in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio due to a decline in the value of the currency sold, they also limit any possible gain that might result should the value of such currency rise. (See "Foreign Currency Transactions", "Futures, Options on Futures Contracts" and "Options on Foreign Currencies".)

SWAPS. The Portfolio may enter into swap agreements. Whether the Portfolio's use of swap agreements will be successful in furthering its investment objective depends upon SCMI's ability to predict whether certain types of investments will produce greater returns than other investments. Because swaps are two-party contracts that may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. SCMI will cause the Portfolio to enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Portfolio's repurchase agreement guidelines. Certain restrictions imposed on the Portfolio by the Code may limit the Portfolio's ability to use swap agreements. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swap market and the laws relating to swaps, including potential government regulation, could adversely affect the Portfolio's ability to terminate existing swap agreements, to realize amounts to be received under such agreements, or to enter into swap agreements or could have tax consequences. (See "Tax Information" in Part B for information regarding the tax considerations relating to swap agreements.)

EMERGING MARKETS. In any emerging market country, there is the possibility of expropriation of assets, confiscatory taxation, foreign exchange controls, foreign investment controls on daily stock market movements, default in foreign government securities, political or social instability or diplomatic developments,  all of which could affect  investments  in those  countries.  The economies of developing countries generally are heavily dependent upon international trade and, accordingly, have been and may continue to be adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. Certain emerging market countries may restrict investment by foreign investors. These restrictions or controls may at times limit or preclude investment in certain securities and may increase the costs and expenses of the Portfolio. Several emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation in recent years. Inflation and rapid fluctuations in inflation rates may have very negative effects on the economies and securities markets of certain emerging market countries. Further, inflation accounting rules in some emerging market countries may indirectly generate losses or profits for certain emerging market companies.

HIGH-YIELD, HIGH-RISK SECURITIES. Securities rated below "BBB" or "Baa" are characterized by greater price volatility, greater risk of loss of principal and interest, a greater possibility of the issuer going bankrupt, and other additional risks than securities rated investment grade or higher. Moody's considers bonds it rates "Baa" to have speculative elements as well as investment-grade characteristics. The lower the ratings of securities, the greater their risks. The Portfolio may invest in securities that are rated "D" by S&P or, if unrated, deemed comparable in quality. Securities rated "D" may be in default with respect to payment of principal or interest. If the issuer of high yield bonds defaults, the Portfolio may incur additional expenses to seek recovery. In the case of high yield bonds structured as zero coupon or payment-in-kind securities, the market prices of such securities are more sensitive to interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash. The secondary market in which high yield bonds trade may be less liquid than the market for higher grade bonds. This thinner secondary market trading could adversely affect the price at which the Portfolio could sell a high yield bond.

Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolio to achieve its investment objective may, to the extent of its investment in high yield bonds, be more dependent upon such credit analysis than would be the case if the Portfolio were investing in higher quality bonds. The use of credit ratings as the sole method for evaluating high yield bonds also involves certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield bonds. Also, credit rating agencies may fail to change credit ratings on a timely basis to reflect subsequent events. Investors should consider and be willing to accept the risks associated with a limited allocation to high yield securities before investing. (See "Appendix A -- Description of Securities Ratings" to Part B for further information.)

ITEM 5.           MANAGEMENT OF THE TRUST.

TRUSTEES AND OFFICERS. The Trust's business and affairs are managed under the Board's direction. The Board formulates the Trust's and Portfolio's general policies and meets periodically to review the Portfolio's results, monitor investment activities and practices and discuss other matters affecting the Portfolio and the Trust. Additional information regarding the Trustees and executive officers of the Trust may be found in Part B.


                               INVESTMENT ADVISER

Schroder Capital Management International Inc., 787 Seventh Avenue, New York, New York 10019, serves as investment adviser to the Portfolio under an advisory agreement with the Trust. SCMI manages the investment and reinvestment of the Portfolio's investment portfolio and continuously reviews, supervises and administers the Portfolio's investments. In this regard, SCMI is responsible for making decisions relating to the Portfolio's investments and for placing purchase and sale orders regarding investments with brokers or dealers selected by SCMI in its discretion.

SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in eighteen countries world-wide. The Schroder Group specializes in providing investment management services. As of June 30, 1997, the Schroder Group managed over $150 billion in assets worldwide.

The investment advisory agreement provides that SCMI is entitled to receive an advisory fee at an annual rate of 0.50% of the Portfolio's average daily net assets. SCMI has agreed, however, to waive all of the advisory fees payable under the Investment Advisory Agreement by the Portfolio. Such fee limitation arrangements shall remain in effect until its elimination is approved by the Schroder Core II Board.

The Investment Advisory Contract authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers and dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. The Portfolio may pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. It should be noted that costs associated with transactions in foreign securities are generally higher than with transactions in U.S. securities. However, SCMI seeks to achieve the best net results in effecting such transactions for the Portfolio.

Subject to the policy of obtaining the best price consistent with quality of execution on transactions, SCMI may employ Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of SCMI, to effect transactions of the Portfolio on certain foreign securities exchanges. Because of the affiliation between SCMI and Schroder Securities, the Portfolio's payment of commissions to Schroder Securities is subject to procedures adopted by the Board to provide that such commissions will not exceed the usual and customary brokers' commissions. No specific portion of the Portfolio's brokerage will be directed to Schroder Securities and in no event will Schroder Securities receive such brokerage in recognition of research services.

Although the Portfolio does not currently engage in directed brokerage arrangements to pay expenses, it may do so in the future. These arrangements, whereby brokers executing the Portfolio's portfolio transactions would agree to pay designated expenses of the Portfolio if brokerage commissions generated by the Portfolio reached certain levels, might reduce these expenses. As anticipated, these arrangements would not materially increase the brokerage commissions paid by a Portfolio. Because brokerage commissions are not reflected in Portfolio expenses, however, certain expenses might not be fully set forth in the fee table, per share table, and financial statements of registered open-end investment companies that invest in the Portfolio and might therefore appear lower than actual expenses incurred.

PORTFOLIO MANAGER. The Portfolio is managed by the International Fixed Income Committee of SCMI. The individuals responsible for the day-to-day implementation of the Committee's investment decisions are Michael Perelstein and Mark Astley. Mr. Perelstein and Mark Astley have managed the Portfolio since inception. Mr. Perelstein was appointed a Senior Vice President and director of SCMI on January 2, 1997. Prior thereto, Mr. Perelstein was a Managing Director at MacKay-Shields. Mr. Perelstein has more than twelve years of international and global investment experience. Mr. Astley, a First Vice President of SCMI, has been with the firm for 10 years. In addition to serving as a global fixed-income portfolio manager, Mr. Astley serves as a currency specialist for SCMI's International Fixed Income Committee.

                             ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administrative services contract with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. Schroder Advisors is a wholly owned subsidiary of SCMI. For these services Schroder Advisors is entitled to receive an administration fee at the annual rate of 0.10% of the Portfolio's average daily net assets. From time to time, Schroder Advisors voluntarily may agree to waive all or a portion of its fees. In addition, the Trust has entered into a subadministration agreement with Forum Administrative Services, Limited Liability Company ("Forum"), Two Portland Square, Portland, Maine 04101. For
these sub-administration services, Forum is entitled to receive a subadministration fee at an annual rate of 0.075% of the Portfolio's average daily net assets. From time to time, Schroder Advisors or Forum voluntarily may agree to waive all or a portion of its fees.

                 INTERESTHOLDER RECORDKEEPER AND FUND ACCOUNTANT

Forum Financial Corp. ("FFC"), Two Portland Square, Portland, Maine 04101, is the Trust's interestholder recordkeeper and fund accountant. FFC is an affiliate of Forum. For recordkeeping services for the Portfolio's Interests, FFC is entitled to receive a fee of $16,000 per year plus $25 per interestholder account. For fund accounting services for the Portfolio, FFC is entitled to receive a base fee of $60,000 per year ($36,000 plus $24,000 for international portfolios) plus additional amounts depending on the Portfolio's assets, the number and type of securities it holds and its portfolio turnover rate. From time to time, FFC voluntarily may agree to waive all or a portion of its fees.

                                    EXPENSES

The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; brokerage fees and commissions; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees; costs of membership trade associations; fees and expenses of independent auditors and legal counsel to the Trust; and expenses of calculating the net asset value of and the net income of the Portfolio. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to the Portfolio, which are allocated among all the Trust's portfolios in proportion to their average net assets or as otherwise determined by the Board.

                                    CUSTODIAN

The Chase Manhattan Bank, through its Global Securities Services division, located in London, England, acts as custodian of the Portfolio's assets and employs foreign subcustodians to maintain the Portfolio's foreign assets outside the U.S.

ITEM 6.           CAPITAL STOCK AND OTHER SECURITIES.

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has one portfolio, and the Trust reserves the right to create additional portfolios.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters to an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, except if the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by portfolio. Investors have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio's net income consists of: (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gain on the Portfolio's assets; less (2) all actual and accrued expenses of the Portfolio, amortization of any premium, and net realized loss on the Portfolio's assets (all as determined in accordance with generally accepted accounting principles). All of the Portfolio's net income is allocated pro rata among the investors in the Portfolio. The Portfolio's net income generally is not distributed to the investors in the Portfolio except as determined by the Trustees from time to time but instead is included in the net asset value of the investors' respective Interests in the Portfolio.

The Portfolio intends to continue to comply with the provisions of Subchapter M of the Code. As a regulated investment company, the Portfolio intends to distribute substantially all of its net investment income and its net realized long-term capital gain at least annually and therefore intends not to be subject to federal income tax to the extent it distributes such income and capital gain in the manner required under the Code.

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gain and loss of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gain are distributed by the Portfolio or loss are realized by the Portfolio.

Under the Portfolio's operational methods, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on the investor's proportionate share (as determined in accordance with the Trust's Trust Instrument and the Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Portfolio's assets, income, and distributions are managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. The Trust will inform investors of the amount and nature of such income or gain.

Investor inquiries may be directed to Forum Financial Services, Inc. (FFSI).

ITEM 7.           PURCHASE OF SECURITIES.

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received.

A Subscription Agreement must be completed before the Portfolio will accept a new interestholder.

Net asset value is calculated as of 4:00 p.m. (Eastern time), Monday through Friday, on each day that the New York Stock Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) ("Portfolio Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recent reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the New York Stock Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities will be valued at fair value as determined in good faith by using methods approved by the Schroder Core II Board. All assets and liabilities of the Portfolio denominated in foreign currencies are valued in U.S. dollars based on the exchange rate last quoted by a major bank prior to the time when the net asset value of the Portfolio is calculated.

Registered investment companies are subject to no minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $10 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived at the discretion of the Portfolio's investment adviser, SCMI.

Qualified investors may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  THE CHASE MANHATTAN BANK
                  NEW YORK, NY
                  ABA NO.: 021000021
                  FOR CREDIT TO: FORUM FINANCIAL CORP.
                  ACCOUNT. NO.: 910-2-783637
                  REF.: SCHRODER INTERNATIONAL BOND PORTFOLIO
                  ACCOUNT OF: (INTERESTHOLDER NAME)
                  ACCOUNT NUMBER: (INTERESTHOLDER ACCOUNT NUMBER)

The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and mailed to the Portfolio before any account becomes active. Wire orders received prior to 4:00 p.m. (Eastern time) on each Portfolio day that the New York Stock Exchange is open for trading (a "Business Day") are processed at the net asset value determined as of that day. Wire orders received after 4:00 p.m. (Eastern time) are processed at the net asset value determined as of the next Business Day. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Forum is the exclusive placement agent for the Trust. Forum receives no compensation for serving as the Trust's exclusive placement agent.

ITEM 8.           REDEMPTION OR REPURCHASE.

An investor may withdraw all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a withdrawal request in proper form to the Trust. Withdrawal proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Interests are redeemed at their next determined net asset value after receipt by the Trust (at the address set forth above under "Purchase of Shares") of a redemption request in proper form. Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to 4:00 p.m. (Eastern time) are processed at the net asset value determined as of that day. Redemption requests that are received after 4:00 p.m. (Eastern time) are processed at the net asset value determined on the next Business Day.

Telephone  redemption  requests may be made by telephoning the transfer agent at
(800) 344-8332. An interestholder must provide the transfer agent with the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and some additional form of identification such as a password. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand- delivered to the transfer agent.

Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the particular interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

ITEM 9.           PENDING LEGAL PROCEEDINGS.

Not applicable.

                                     PART B
                            (ADDITIONAL INFORMATION)

                            SCHRODER CAPITAL FUNDS II
                                                     --------

                                 AUGUST 18, 1997

                      SCHRODER INTERNATIONAL BOND PORTFOLIO


ITEM 10.          COVER PAGE.

Not applicable.

ITEM 11.          TABLE OF CONTENTS.

General Information and History..............................................B-_
Investment Objective and Policies............................................B-_
Management of the Trust......................................................B-_
Control Persons and Principal Holders of Securities..........................B-_
Investment Advisory and Other Services.......................................B-_
Brokerage Allocation and Other Practices.....................................B-_
Capital Stock and Other Securities...........................................B-_
Purchase, Redemption and Pricing of Securities...............................B-_
Tax Status...................................................................B-_
Underwriters.................................................................B-_
Calculations of Performance Data.............................................B-_
Financial Statements.........................................................B-_

ITEM 12..         GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 13..         INVESTMENT OBJECTIVE AND POLICIES.

                               INVESTMENT POLICIES

INTRODUCTION

Part A contains information about the investment objective, policies and restrictions of Schroder International Bond Portfolio (the "Portfolio"), a non-diversified series of Schroder Capital Funds II (the "Trust"). The
Portfolio's investment objective is to seek a high rate of total return. Investments in foreign securities involve certain risks not associated with domestic investing, and there can be no assurance that the Portfolio's investment objective will be achieved. As described in Part A, the Portfolio invests at least 65%, and normally intends to invest substantially all, of its assets in non-U.S. debt securities and debt-related investments, which may be denominated in foreign or U.S. currency. The following discussion supplements Part A disclosure concerning the Portfolio's investments, investment techniques and strategies and related risks. This Part B should be read only in conjunction with Part A.

DEFINITIONS

As used in Part B, the following terms shall have the meanings listed:

"Board" shall mean the Board of Trustees of the Trust.

"1933 Act" shall mean the Securities Act of 1933, as amended.

"1940 Act" shall mean the Investment Company Act of 1940, as amended.

FOREIGN SECURITIES

The Portfolio may invest, without limit (subject to its other investment policies), in U.S. dollar-denominated and foreign-currency denominated foreign debt securities and in certificates of deposit issued by foreign banks and foreign branches of U.S. banks to any extent deemed appropriate by SCMI.

Investment in the securities of non-U.S. issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. There may be less publicly available information about foreign issuers than is available for U.S. issuers, and foreign auditing, accounting and financial reporting practices may differ from U.S. practices. Foreign securities markets may have lower volume or activity than U.S. markets, resulting in thin trading and lower liquidity than for U.S. issues. Consequently, securities prices may be more volatile. In general, SCMI invests only in securities of companies and governments of countries that, in its judgment, are both politically and economically stable. Nevertheless, all foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on the repatriation of foreign capital, and changes in foreign governmental attitudes toward private investment, possibly leading to adoption of foreign governmental restrictions affecting the payment of principal and interest, nationalization, increased withholding, taxation, or confiscation of portfolio assets, and other possible adverse political or economic developments that would affect portfolio assets. In addition, it may be more difficult to obtain and enforce a judgment against a foreign issuer or a foreign branch of a domestic bank.

USE OF FORWARD CONTRACTS IN FOREIGN EXCHANGE TRANSACTIONS

In order to enhance returns, manage risk, reduce trading costs, and help protect against changes in securities prices and foreign exchange rates, the Portfolio may invest in forward contracts to purchase or sell an agreed-upon amount of a specified currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. Such contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although such contracts tend to minimize the risk of loss due to a decline in the value of the currency that is sold, they expose the Portfolio to the risk that the counterparty will be unable to perform, and they tend to limit commensurably any potential gain that might result if the value of such currency increased during the contract period.

U.S. GOVERNMENT SECURITIES

The Portfolio may invest in obligations that have remaining maturities not exceeding one year issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Agencies and instrumentalities established or sponsored by the U.S. Government that issue or guarantee debt include the Bank for Cooperatives, the Export-Import Bank, the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks, the Federal Land Banks, the Federal National Mortgage Association, the Government National Mortgage Association and the Student Loan Marketing Association. Except for obligations issued by the U.S. Treasury and the Government National Mortgage Association, none of the obligations of the other agencies or instrumentalities referred to above is backed by the full faith and credit of the U.S. Government. There can be no assurance that the U.S. Government will provide financial support to these obligations where it is not obligated to do so.

BANK OBLIGATIONS

The Portfolio may invest in obligations of U.S. banks (including certificates of deposit and bankers' acceptances) having total assets at the time of purchase in excess of $1 billion. Such banks must be insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Association. The Portfolio may also invest in certificates of deposit issued by foreign banks, denominated in any major foreign currency. The Portfolio will invest in instruments issued by foreign banks that, in the view of SCMI and the Board, are of creditworthiness and financial stature in their respective countries comparable to certificates of deposit issued by U.S. banks in which the Portfolio would invest. A certificate of deposit is an interest-bearing negotiable certificate issued by a bank against funds deposited in the bank. A bankers' acceptance is a short-term draft drawn on a commercial bank by a borrower, usually in connection with an international commercial transaction. Although the borrower is liable for payment of the draft, the bank unconditionally guarantees to pay the draft at its face value on the maturity date.

SHORT-TERM DEBT SECURITIES

As described in Part A, the Portfolio may invest in commercial paper. The Portfolio also may invest in variable rate master demand notes, which are obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payer of such notes. Generally both parties have the right to vary the amount of the outstanding indebtedness on the notes.

ILLIQUID AND RESTRICTED SECURITIES

"Illiquid and Restricted Securities" in Part A sets forth the circumstances in which the Portfolio may invest in illiquid and restricted securities. In connection with the Portfolios original purchase of restricted securities, SCMI may negotiate rights with the issuer to have such securities registered for sale at a later time. Further, the expenses of registration of restricted securities that are illiquid may also be negotiated by the Portfolio with the issuer at the time such securities are purchased by the Portfolio. When registration is required, however, a considerable period may elapse between a decision to sell the securities and the time to sell such securities. A similar delay might be experienced in attempting to sell such securities pursuant to an exemption from registration. Thus, the Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS

The Portfolio will not invest in any obligation of a domestic or foreign bank unless: (1) the bank has capital, surplus, and individual profits (as of the date of the most recently published financial statements) in excess of $100 million (or the equivalent in other currencies); and (2) in the case of a U.S. bank, its deposits are insured by the Federal Deposit Insurance Corporation. These limitations do not prohibit investments in the securities issued by foreign branches of U.S. banks, provided such U.S. banks meet the foregoing requirements.

FIRM AND STANDBY COMMITMENT AGREEMENTS AND WHEN-ISSUED SECURITIES

As discussed in Part A, the Portfolio may from time to time purchase securities on a "when-issued," or "firm commitment" or "standby commitment" basis. Debt securities are often issued in this manner. The price of such securities, which may be expressed in yield terms, is fixed at the time a commitment to purchase is made, but delivery of and payment for the when- issued, firm or standby commitment securities take place at a later date. Normally, settlement date occurs within one month of the purchase. During the period between purchase and settlement, no payment is made by the Portfolio and no interest accrues to the Portfolio. To the extent that assets of the Portfolio are held in cash pending the settlement of a purchase of securities, the Portfolio would earn no income; it is the Trust's intention, however, that the Portfolio will be fully invested to the extent practicable and subject to the policies stated herein. Although when-issued, or firm or standby commitment securities may be sold prior to the settlement date, the Trust intends to purchase such securities with the purpose of actually acquiring them unless a sale appears desirable for investment reasons.

At the time the Portfolio makes the commitment to purchase a security on a when-issued, firm or standby commitment basis, it records the transaction and reflects the amount due and the value of the security in determining the Portfolio's net asset value. The market value of the when-issued, firm or standby commitment securities may be more or less than the purchase price payable at the settlement date. The Portfolio will purchase such securities only when, in SCMI's opinion, there is minimal credit risk for the Portfolio. To the extent so required by the Securities and Exchange Commission ("SEC"), the Portfolio will establish a segregated account in which it will maintain liquid assets, such as cash and U.S. government securities or other liquid securities or assets deemed permissible by the SEC for such purpose (collectively, the "Segregable Assets"), at least equal in value to any commitments to purchase securities on a when-issued, firm or standby commitment basis. Securities held as Segregable Assets will mature or, if necessary, be sold on or before the settlement date. When-issued securities may include bonds purchased on a "when, as and if issued" basis under which the issuance of the securities depends upon the occurrence of a subsequent event. Any significant commitment of the Portfolio's assets to the purchase of securities on a "when, as and if issued" basis may increase the volatility of its net asset value. For purposes of the Portfolio's investment policies, the purchase of securities with a settlement date occurring on a Public Securities Association approved settlement date is considered a normal delivery and not a when-issued or forward commitment purchase.

BRADY BONDS

As discussed in Part A, the Portfolio may invest in Brady Bonds. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed-rate par bonds or floating-rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed-rate bonds, is equal to at least one year of interest payments or, in the case of floating-rate bonds, initially is equal to at least one year's interest payments based on the applicable interest rate at that time and adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to "value recovery payments" in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (1) the collateralized repayment of principal at final maturity; (2) the collateralized interest payments; (3) the uncollateralized interest payments; and (4) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the "residual risk"). In light of the residual risk of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are viewed as speculative. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

OPTIONS ON SECURITIES

WRITING CALL OPTIONS. As discussed in Part A, the Portfolio may sell ("write") covered call options on its portfolio securities in an attempt to enhance investment performance. A call option sold by the Portfolio is a short-term contract, having a duration of nine months or less, that gives the purchaser of the option the right to buy, and the writer of the option (in return for a premium received) the obligation to sell, the underlying security at the exercise price upon the exercise of the option at any time prior to the expiration date, regardless of the market price of the security during the option period. A call option may be covered by, among other things, the writer's owning the underlying security throughout the option period, or by holding, on a share-for-share basis, a call on the same security as the call written, where the exercise price of the call held is equal to or less than the price of the call written, or greater than the exercise price of a call written if the difference is maintained by the Portfolio in Segregable Assets in a segregated account with its custodian.

The Portfolio may write covered call options both to reduce the risks associated with certain of its investments and to increase total investment return through the receipt of premiums. In return for the premium income, the Portfolio gives up the opportunity to profit from an increase in the market price of the underlying security above the exercise price so long as its obligations under the contract continue, except insofar as the premium represents a profit. Moreover, in writing the call option, the Portfolio retains the risk of loss should the price of the security decline, which loss the premium is intended to offset in whole or in part. The Portfolio, in writing "American Style" call options, must assume that the call may be exercised at any time prior to the expiration of its obligations as a writer, and that in such circumstances the net proceeds realized from the sale of the underlying securities pursuant to the call may be substantially below the prevailing market price. In contrast, "European Style" options may only be exercised on the expiration date of the option. Covered call options and the securities underlying such options will be listed on national securities exchanges, except for certain transactions in options on debt securities and foreign securities.

The Portfolio may protect itself from further losses due to a decline in value of the underlying security or from the loss of ability to profit from appreciation by buying an identical option, in which case the purchase cost may offset the premium. In order to do this, the Portfolio makes a "closing purchase transaction"-- the purchase of a call option on the same security with the same exercise price and expiration date as the covered call option which it has previously written on any particular security. The Portfolio realizes a gain or loss from a closing purchase transaction if the amount paid to purchase a call option in a closing transaction is less or more than the amount received from the sale of the covered call option. Also, because increases in the market price of a call option generally reflect increases in the market price of the underlying security, any loss resulting from the closing out of a call option is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by the Portfolio. When a security is to be sold from the Portfolio's investment portfolio, the Portfolio will first effect a closing purchase transaction so as to close out any existing covered call option on that security.

A closing purchase transaction may be made only on a national or foreign securities exchange (an "Exchange") that provides a secondary market for an option with the same exercise price and expiration date. There is no assurance that a liquid secondary market (on an Exchange or otherwise) will exist for any particular option, or at any particular time, and for some options no secondary market on an Exchange or otherwise may exist. If the Portfolio is unable to effect a closing purchase transaction involving an exchange-traded option, the Portfolio will not sell the underlying security until the option expires or the Portfolio delivers the underlying security upon exercise. Over-the-counter options differ from exchange-traded options in that they are two-party contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Therefore, a closing purchase transaction for an over-the-counter option may in many cases only be made with the other party to the option.

The Portfolio pays brokerage commissions and dealer spreads in connection with writing covered call options and effecting closing purchase transactions, as well as for purchases and sales of underlying securities. The writing of covered call options could result in significant increases in the Portfolio's portfolio turnover rate, especially during periods when market prices of the underlying securities appreciate. Subject to the limitation that all call and put option writing transactions be covered, the Portfolio may, to the extent determined appropriate by SCMI, engage without limitation in the writing of options on its portfolio securities.

WRITING PUT OPTIONS. The Portfolio, as discussed in Part A, may also write covered put options. A put option written by the Portfolio is "covered" if the Portfolio maintains Segregable Assets with a value equal to the exercise price in a segregated account with its custodian. A put option is also "covered" if the Portfolio holds on a share-for-share basis a put on the same security as the put written, where the exercise price of the put held is equal to or greater than the exercise price of the put written, or less than the exercise price of the put written if the difference is maintained by the Portfolio in Segregable Assets in a segregated account with its custodian.

The premium that the Portfolio receives from writing a put option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical price volatility of the underlying security, the option period, supply and demand, and interest rates.

The Portfolio may effect a closing purchase transaction to realize a profit on an outstanding put option or to prevent an outstanding put option from being exercised. If the Portfolio is able to enter into a closing purchase transaction, the Portfolio will realize a profit or loss from such transaction if the cost of such transaction is less or more than the premium received from the writing of the option. After writing a put option, the Portfolio may incur a loss equal to the difference between the exercise price of the option and the sum of the market value of the underlying security plus the premium received from the sale of the option.

In addition, the Portfolio, also discussed in Part A, may write straddles (combinations of covered puts and calls on the same underlying security). The extent to which the Portfolio may write covered call options and enter into so-called "straddle" transactions involving put or call options may be limited by the requirements of the Internal Revenue Code for qualification as a regulated investment company and the Fund's intention to qualify as such.

PURCHASING OPTIONS. The Portfolio, as discussed in Part A, may purchase put or call options that are traded on an Exchange or in the over-the-counter market. Options traded in the over-the-counter market may not be as actively traded as those listed on an Exchange. Accordingly, it may be more difficult to value such options and to be assured that they can be closed out at any time. The Portfolio will engage in such transactions only with firms of sufficient creditworthiness so as to minimize these risks.

The Portfolio may purchase put options on securities to protect its holdings in an underlying or related security against a substantial decline in market value. Securities are considered related if their price movements generally correlate with one another. The purchase of put options on securities held in the portfolio or related to such securities will enable the Portfolio to preserve, at least partially, unrealized gains occurring prior to the purchase of the option on a portfolio security without actually selling the security. In addition, the Portfolio will continue to receive interest or dividend income on the security.

The Portfolio may also purchase call options on securities the Portfolio intends to purchase to protect against substantial increases in prices of such securities pending its ability to invest in an orderly manner in such securities. In order to terminate an option position, the Portfolio may sell put or call options identical to those previously purchased, which could result in a net gain or loss depending upon whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put or call option when it was purchased.

SPECIAL RISKS ASSOCIATED WITH OPTIONS ON SECURITIES. There can be no assurance that viable markets will develop or continue in the U.S. or abroad for options on securities. If a put or call option purchased by the Portfolio is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price, or, in the case of a call, remains less than or equal to the exercise price, the Portfolio will not be able to exercise profitably the option and will lose its entire investment in the option. Also, the price of a put or call option purchased to hedge against price movements in a related security may move more or less than the price of the related security.

OPTIONS ON FOREIGN CURRENCIES

As discussed in Part A, the Portfolio may purchase and write options on foreign currencies for hedging purposes in a manner similar to that of the Portfolio's transactions in currency futures contracts or forward contracts. For example, a decline in the U.S. dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of such currency declines, the Portfolio will have the right to sell such currency for a fixed amount exceeding the market value of such currency, resulting in a gain that may offset, in whole or in part, the negative effect of currency depreciation on the value of the Portfolio's securities denominated in that currency.

Conversely, if a rise is projected in the dollar value of a currency denominating securities to be acquired (thereby increasing the cost of such securities) the Portfolio may purchase call options on such currency. If the value of such currency increases, the purchase of such call options enables the Portfolio to purchase currency for a fixed amount that is less than the market value of such currency, resulting in a gain that may offset, at least partially, the effect of any currency-related increase in the price of securities the Portfolio intends to acquire. As in the case of other types of options transactions, however, the benefit the Portfolio derives from purchasing foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, if currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options that would deprive it of some or all of the benefits of advantageous changes in such rates.

The Portfolio may also write options on foreign currencies for hedging purposes. For example, if the Portfolio anticipates a decline in the dollar value of foreign currency-denominated securities due to declining exchange rates, it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received by the Portfolio.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency. If rates move in the manner projected, the put option will expire unexercised and allow the Portfolio to offset such increased cost up to the amount of the premium. As in the case of other types of options transactions, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If unanticipated exchange rate fluctuations occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be fully offset by the amount of the premium. As a result of writing options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in currency exchange rates.

A call option written on foreign currency by the Portfolio is "covered" if the Portfolio owns the underlying foreign currency subject to the call or securities denominated in that currency or has an absolute and immediate right to acquire that foreign currency without additional consideration (or for additional consideration comprised of Segregable Assets held in a segregated account by its custodian) upon conversion or exchange of other foreign currency held in its portfolio. A call option is also covered if the Portfolio holds a call on the same foreign currency for the same principal amount as the call written where the exercise price of the call held: (1) is equal to or less than the exercise price of the call written; or (2) is greater than the exercise price of the call written if the amount of the difference is maintained by the Portfolio in Segregable Assets in a segregated account with its custodian.

Options on foreign currencies to be written or purchased by the Portfolio will be traded on U.S. and foreign exchanges or over-the-counter. Exchange-traded options generally settle in cash, whereas options traded over-the-counter may settle in cash or result in delivery of the underlying currency upon exercise of the option.

FUTURES TRANSACTIONS

The Portfolio may purchase and sell futures contracts on securities, interest rates, foreign currency, and on indexes of securities to hedge against anticipated changes in interest rates and other economic factors that might otherwise have an adverse effect upon the value of the Portfolio's portfolio securities. The Portfolio may also enter into such futures contracts in order to lengthen or shorten the average maturity or duration of the Portfolio's investment portfolio. For example, the Portfolio may purchase futures contracts as a substitute for the purchase of longer-term debt securities to lengthen the average duration of the Portfolio's investment portfolio of fixed-income securities.

The Portfolio may also purchase and sell other futures when deemed appropriate in order to hedge portions of its portfolio. In addition, the Portfolio may enter into contracts for the future delivery of foreign currencies to hedge against changes in currency exchange rates. The Portfolio may also purchase and write put and call options on futures contracts of the type into which the Portfolio is authorized to enter and may engage in related closing transactions. In the U.S., all such futures on securities, debt index futures, foreign currency futures and related options are traded on exchanges that are regulated by the Commodity Futures Trading Commission ("CFTC"). Subject to compliance with applicable CFTC rules, the Portfolio also may enter into futures contracts traded on foreign futures exchanges as long as trading on the aforesaid foreign futures exchanges does not subject the Portfolio to risks that are materially greater than the risks associated with trading on U.S.
exchanges.

A futures contract is an agreement to buy or sell a security or currency (or to deliver a final cash settlement price in the case of a contract relating to an index or otherwise not calling for physical delivery of a security or currency at the end of trading in the contracts) for a set price in a future month. In the U.S., futures contracts are traded on boards of trade that have been designated "contract markets" by the CFTC. Futures contracts trade on these markets through an "open outcry" auction on the exchange floor. Currently, there are futures contracts based on a variety of instruments, indices and currencies. When a purchase or sale of a futures contract is made by the Portfolio, the Portfolio is required to deposit with its custodian (or broker, if legally permitted) a specified amount of cash or U.S. government securities ("initial margin") as a partial guarantee of its performance under the contract. The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract and is returned to the Portfolio upon termination of the contract if all contractual obligations have been satisfied. The Portfolio expects to earn interest income on its initial margin deposits. A futures contract held by the Portfolio is valued daily at the official settlement price of the exchange on which it is traded. Each day, as the value of the security, currency or index fluctuates, the Portfolio pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the Portfolio but is instead a settlement between the Portfolio and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, each Portfolio will mark to market its open futures positions.

The Portfolio is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Portfolio.

Positions taken in the futures markets are not normally held until delivery or final cash settlement is required, but are instead liquidated through offsetting transactions, which may result in a gain or a loss. While futures positions taken by the Portfolio will usually be liquidated in this manner, the Portfolio may instead make or take delivery of underlying securities or currencies whenever it appears economically advantageous to the Portfolio for it to do so. A clearing organization associated with the exchange on which futures are traded assumes responsibility for closing-out transactions and guarantees that as between the clearing members of an exchange, the sale and purchase obligations will be performed with regard to all positions that remain open at the termination of the contract.

FUTURES ON DEBT SECURITIES. A futures contract on a debt security is a binding contractual commitment which, if held to maturity, will result in an obligation to make or accept delivery, during a particular month, of securities having a standardized face value and rate of return. By purchasing futures on debt securities (I.E., assuming a "long" position), the Portfolio will legally obligate itself to accept the future delivery of the underlying security and pay the agreed-upon price. By selling futures on debt securities (I.E., assuming a "short" position) it will legally obligate itself to make the future delivery of the security against payment of the agreed-upon price. Open futures positions on debt securities will be valued at the most recent settlement price, unless such price does not appear to the Trustees to reflect the fair value of the contract, in which case the positions will be valued by or under the direction of the Trustees.

Hedging by use of futures on debt securities seeks to establish more certainly than would otherwise be possible the effective rate of return on portfolio securities. The Portfolio may, for example, take a "short" position in the futures market by selling contracts for the future delivery of debt securities held by the Portfolio (or securities having characteristics similar to those held by the Portfolio) in order to hedge against an anticipated rise in interest rates that would adversely affect the value of the Portfolio's portfolio securities. When hedging of this character is successful, any depreciation in the value of investment portfolio securities will be substantially offset by appreciation in the value of the futures position.

On other occasions, the Portfolio may take a "long" position by purchasing futures on debt securities. This would be done, for example, when the Portfolio intends to purchase particular securities and it has the necessary cash, but expects the rate of return available in the securities markets at that time to be less favorable than rates currently available in the futures markets. If the anticipated rise in the price of the securities should occur (with its concomitant reduction in yield), the increased cost to the Portfolio of purchasing the securities will be offset, at least to some extent, by the rise in the value of the futures position taken in anticipation of the subsequent securities purchase. The Portfolio may also purchase futures contracts as a substitute for the purchase of longer-term securities to lengthen the average duration of the Portfolio's investment portfolio.

The Portfolio could accomplish similar results by selling securities with long maturities and investing in securities with short maturities when interest rates are expected to increase or by buying securities with long maturities and selling securities with short maturities when interest rates are expected to decline. However, by using futures contracts as a risk management technique, given the greater liquidity in the futures market than in the cash market, it may be possible to accomplish the same result more easily and more quickly.

The Portfolio may enter into futures on debt securities indexes to the extent it has debt securities in its investment portfolio. By establishing an appropriate "short" position in securities index futures, the Portfolio may seek to protect the value of its portfolio against an overall decline in the market for securities. Alternatively, in anticipation of a generally rising market, the Portfolio can seek to avoid losing the benefit of apparently low current prices by establishing a "long" position in securities index futures and later liquidating that position as particular securities are in fact acquired. To the extent that these hedging strategies are successful, the Portfolio will be affected to a lesser degree by adverse overall market price movements, unrelated to the merits of specific portfolio securities, than would otherwise be the case. The Portfolio may also purchase futures on debt securities or indexes as a substitute for the purchase of longer-term debt securities to lengthen the average duration of the Portfolio's debt portfolio.

CURRENCY FUTURES. A sale of a currency futures contract creates an obligation by the Portfolio, as seller, to deliver the amount of currency called for in the contract at a specified future time for a specified price. A purchase of a currency futures contract creates an obligation by the Portfolio, as purchaser, to take delivery of an amount of currency at a specified future time at a specified price. The Portfolio may sell a currency futures contract if SCMI anticipates that exchange rates for a particular currency will fall, as a hedge against a decline in the value of the Portfolio's securities denominated in such currency. If SCMI anticipates that exchange rates will rise, the Portfolio may purchase a currency futures contract to protect against an increase in the price of securities denominated in a particular currency the Portfolio intends to purchase. To a limited extend, the Portfolio may purchase currency futures to increase exposure in foreign currencies, which are expected to appreciate and thereby increase total return. Although the terms of currency futures contracts specify actual delivery or receipt, in most instances the contracts are closed out before the settlement date without the making or taking of delivery of the currency. Closing out of a currency futures contract generally is effected by entering into an offsetting purchase or sale transaction. To offset a currency futures contract sold by the Portfolio, the Portfolio purchases a currency futures contract for the same aggregate amount of currency and delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Portfolio is immediately paid the difference. Similarly, to close out a currency futures contract purchased by the Portfolio, the Portfolio sells a currency futures contract. If the offsetting sale price exceeds the purchase price, the Portfolio realizes a gain, and if the offsetting sale price is less than the purchase price, the Portfolio realizes a loss.

A risk in employing currency futures contracts to protect against the price volatility of portfolio securities denominated in a particular currency is that changes in currency exchange rates or in the value of the futures position may correlate imperfectly with changes in the cash prices of the Portfolio's securities. The degree of correlation may be distorted by the fact that the currency futures market may be dominated by short-term traders seeking to profit from changes in exchange rates. This would reduce the value of such contracts for hedging purposes over a short-term period. Such distortions are generally minor and would diminish as the contract approached maturity. Another risk is that SCMI could be incorrect in its expectation as to the direction or extent of various exchange rate movements or the time span within which the movements take place.

OPTIONS ON FUTURES. For bona fide hedging and other appropriate risk management purposes, the Portfolio may purchase and write call and put options on futures contracts that are traded on exchanges licensed and regulated by the CFTC for the purpose of options trading, or, subject to applicable CFTC rules, on foreign exchanges. Over-the- counter options are not subject to CFTC limits. A "call" option on a futures contract gives the purchaser the right, in return for the premium paid, to purchase a futures contract (assume a "long" position) at a specified exercise price at any time before the option expires. A "put" option gives the purchaser the right, in return for the premium paid, to sell a futures contract (assume a "short" position), for a specified exercise price at any time before the option expires.

Upon the exercise of a "call," the writer of the option is obligated to sell the futures contract (to deliver a "long" position to the option holder) at the option exercise price, which will presumably be lower than the current market price of the contract in the futures market. Upon exercise of a "put," the writer of the option is obligated to purchase the futures contract (deliver a "short" position to the option holder) at the option exercise price, which will presumably be higher than the current market price of the contract in the futures market. When an entity exercises an option and assumes a long futures position, in the case of a "call," or a short futures position, in the case of a "put," its gain will be credited to its futures margin account, while the loss suffered by the writer of the option will be debited to its account. However, as with the trading of futures, most participants in the options markets do not seek to realize their gains or losses by exercise of their option rights. Instead, the writer or holder of an option generally realizes a gain or loss by buying or selling an offsetting option at a market price that reflects an increase or a decrease from the premium originally paid.

Options on futures contracts can be used by the Portfolio to hedge substantially the same risks and for the same duration and risk management purposes as might be addressed or served by the direct purchase or sale of the underlying futures contracts. If the Portfolio purchases an option on a futures contract, it may obtain benefits similar to those that would result if it held the futures position itself.

The purchase of put options on futures contracts is a means of hedging the Portfolio's investment portfolio against the risk of rising interest rates, declining securities prices or declining exchange rates for a particular currency. The purchase of a call option on a futures contract represents a means of hedging against a market advance affecting securities prices or currency exchange rates when the Portfolio is not fully invested or of lengthening the average maturity or duration of the Portfolio's investment portfolio. Depending on the pricing of the option compared to either the futures contract upon which it is based or upon the price of the underlying securities or currencies, it may or may not be less risky than ownership of the futures contract or underlying securities or currencies.

In contrast to a futures transaction, in which only transaction costs are involved, benefits received in an option transaction will be reduced by the amount of the premium paid as well as by transaction costs. In the event of an adverse market movement, however, the Portfolio will not be subject to a risk of loss on the option transaction beyond the price of the premium it paid plus its transaction costs, and may consequently benefit from a favorable movement in the value of its portfolio securities or the currencies in which such securities are denominated that would have been more completely offset if the hedge had been effected through the use of futures.

If the Portfolio writes options on futures contracts, the Portfolio will receive a premium but will assume a risk of adverse movement in the price of the underlying futures contract comparable to that involved in holding a futures position. If the option is not exercised, the Portfolio will realize a gain in the amount of the premium, which may partially offset unfavorable changes in the value of securities held by or to be acquired for the Portfolio. If the option is exercised, the Portfolio will incur a loss in the option transaction, which will be reduced by the amount of the premium it has received, but which may partially offset favorable changes in the value of its portfolio securities or the currencies in which such securities are denominated.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the underlying securities or the currencies in which such securities are denominated. If the futures price at expiration is below the exercise price, the Portfolio will retain the full amount of the option premium, which provides a partial hedge against any decline that may have occurred in the Portfolio's holdings of securities or the currencies in which such securities are denominated.

The writing of a put option on a futures contract is analogous to the purchase of a futures contract. For example, if the Portfolio writes a put option on a futures contract on debt securities related to securities that the Portfolio expects to acquire and the market price of such securities increases, the net cost to the Portfolio of the debt securities acquired by it will be reduced by the amount of the option premium received. Of course, if market prices have declined, the Portfolio's purchase price upon exercise may be greater than the price at which the debt securities might be purchased in the securities market.

While the holder or writer of an option on a futures contract may normally terminate its position by selling or purchasing an offsetting option of the same series, the Portfolio's ability to establish and close out options positions at fairly established prices will be subject to the maintenance of a liquid market. The Portfolio will not purchase or write options on futures contracts unless the market for such options has sufficient liquidity such that the risks associated with such options transactions are not at unacceptable levels.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

A forward foreign currency exchange contract (a "forward contract") is an obligation individually negotiated and privately traded by currency traders and their customers to purchase or sell a specific currency for an agreed price at a future date (usually less than a year). A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Although foreign exchange dealers do not charge a fee for commissions, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Although these contracts are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, they also limit any potential gain that might result should the value of such currencies increase.

While the Portfolio may enter into forward contracts to reduce currency exchange risks, changes in currency exchange rates that contradict the Adviser's expectations may result in poorer overall performance for the Portfolio than if it had not engaged in such transactions. Moreover, there may be an imperfect correlation between the Portfolio's portfolio holdings of securities denominated in a particular currency and forward contracts entered into by the Portfolio. Such imperfect correlation may prevent the Portfolio from achieving the intended hedge or expose the Portfolio to the risk of currency exchange loss.

The Portfolio holds Segregable Assets in a segregated account with its custodian in an amount equal (on a daily marked-to-market basis) to the amount of the commitments under these contracts. At the maturity of a forward contract, the Portfolio may either accept or make delivery of the currency specified in the contract, or prior to maturity, enter into a closing purchase transaction involving the purchase or sale of an offsetting contract. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. The Portfolio will only enter into such a forward contract if it is expected that there will be a liquid market in which to close out the contract. However, there can be no assurance that a liquid market will exist in which to close a forward contract, in which case the Portfolio may suffer a loss.

Normally, consideration of the prospect for currency parities are incorporated in a longer term investment decision made with regard to overall diversification strategies. However, SCMI believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interest of the Portfolio will be served. For example, when the Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of foreign currency involved in the underlying security transaction, the Portfolio is able to insulate itself from a possible loss resulting from a change in the relationship between the U.S. dollar and the subject foreign currency during the period between the date on which the security is purchased or sold and the date on which payment is made or received, although the Portfolio would also forego any gain it might have realized had rates moved in the opposite direction. This technique is sometimes referred to as a "settlement" hedge or "transaction" hedge.

When SCMI believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar, it may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of the Portfolio's portfolio securities denominated in such foreign currency. Such a hedge (sometimes referred to as a "position hedge") will tend to offset both positive and negative currency fluctuations but will not offset changes in security values caused by other factors. The Portfolio also may hedge the same position by using another currency (or a basket of currencies) expected to perform in a manner substantially similar to the hedged currency ("proxy" hedge). The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

Finally, the Portfolio may enter into forward contracts to shift its investment exposure from one currency into another currency that is expected to perform inversely with respect to the hedged currency relative to the U.S. dollar. This type of strategy, sometimes known as a "cross-currency" hedge, tends to reduce or eliminate exposure to the currency that is sold, and increase exposure to the currency that is purchased, much as if the Portfolio had sold a security denominated in one currency and purchased an equivalent security denominated in another. "Cross-currency" hedges protect against losses resulting from a decline in the hedged currency but cause the Portfolio to assume the risk of fluctuations in the value of the currency it purchases.

At the consummation of the forward contract, the Portfolio may either make delivery of the foreign currency or terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract obligating it to purchase at the same maturity date the same amount of such foreign currency. If the Portfolio chooses to make delivery of the foreign currency, it may be required to obtain such currency for delivery through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Portfolio into such currency. If the Portfolio engages in an offsetting transaction, the Portfolio realizes a gain or a loss to the extent that there has been a change in forward contract prices. Closing purchase transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

The Portfolio's dealing in forward contracts are limited to the transactions described above. Of course, the Portfolio is not required to enter into such transactions with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by SCMI. The Portfolio generally will not enter into a forward contract with a term of greater than one year.

In cases of transactions that constitute "transaction" or "settlement" hedges or "position" hedges (including "proxy" hedges) or "cross-currency" hedges that involve the purchase and sale of two different foreign currencies directly through the same forward foreign currency exchange contract, the Portfolio may deem its forward currency hedge position to be covered by underlying Portfolio investment portfolio securities or may establish a segregated account comprised of Segregable Assets with its Custodian in an amount equal to the value of the Portfolio's total assets committed to the consummation of the subject hedge. In the case of "anticipatory" hedges and "cross-currency" hedges that involve the purchase and sale of two different foreign currencies indirectly through separate forward currency contracts, to the extent required by the SEC the Portfolio will establish a segregated account with its Custodian as described above. In the event the Portfolio establishes a segregated account, the Portfolio marks-to-market the value of the Segregable Assets. If the value of any securities placed in the segregated account declines, additional Segregable Assets will be placed in the account by the Portfolio on a daily basis so that the value of the account will equal the amount of the Portfolio's commitments with respect to such contracts.

It should be realized that this method of protecting the value of the Portfolio's investment portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some future point in time. It also reduces any potential gain that may have otherwise occurred had the currency value increased above the settlement price of the contract. The Portfolio's forward foreign currency transactions may be limited by the requirements of Subchapter M of the Code for qualification as a regulated investment company.

LIMITATIONS ON PURCHASE AND SALE OF FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS.

In addition to the limits described in Part A, the Portfolio may invest up to 5% of its assets, represented by the premium paid, in the purchase of call and put options. The Portfolio may write (I.E. sell) covered call and put option contracts in an amount not to exceed 20% of the value of the Portfolio's net assets at the time such options are written. When so required by the SEC, the Portfolio will set aside Segregable Assets in a segregated account to cover its obligations relating to investments in derivatives. To maintain this required cover, the Portfolio may have to sell portfolio securities at disadvantageous prices or times since it may not be possible to liquidate a derivative position at a reasonable price.

When purchasing a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) Segregable Assets that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Portfolio may "cover" its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Portfolio.

When selling a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) liquid Segregable Assets that, when added to the amount deposited with a futures commission merchant as margin, are equal to the market value of the instruments underlying the contract. Alternatively, the Portfolio may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Portfolio to purchase the same futures contract at a price no higher than the price of the contract written by the Portfolio (or at a higher price if the difference is maintained in liquid assets with the Portfolio's custodian).

When selling a call option on a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) Segregable Assets that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Portfolio may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Portfolio to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Portfolio.

When selling a put option on a futures contract, the Portfolio will maintain with its custodian (and mark-to-market on a daily basis) Segregable Assets that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Portfolio may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Portfolio.

RISKS ASSOCIATED WITH FUTURES AND FUTURES OPTIONS. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Portfolio's securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities (including technical influences in futures trading and futures options) and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a futures or a futures option position, and the Portfolio would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

ADDITIONAL RISKS OF OPTIONS ON SECURITIES, FUTURES CONTRACTS, OPTIONS ON FUTURES CONTRACTS, AND FOREIGN FORWARD CURRENCY EXCHANGE CONTRACTS AND OPTIONS

Futures contracts, options on futures contracts, options on securities, currencies, and options on currencies may be traded on foreign exchanges or in over-the-counter markets. Such transactions may not be regulated as effectively as similar transactions in the U.S.; may not involve a clearing mechanism and related guarantees; and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by: (1) other complex foreign political, legal and economic factors; (2) lesser availability than in the U.S. of data on which to make trading decisions; (3) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the U.S.; (4) the imposition of different exercise and settlement terms and procedures and different margin requirements than in the U.S.; and (5) lesser trading volume.

SWAP AGREEMENTS

As discussed in Part A, the Portfolio may enter into interest-rate, index and currency exchange-rate swap agreements. The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by the Portfolio would calculate the obligations of the parties to the agreement on a "net" basis. Consequently, the Portfolio's obligations (or rights) under a swap agreement are generally equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Portfolio's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by maintaining a segregated account comprised of Segregable Assets to avoid any potential leveraging of the Portfolio's investment portfolio. The Portfolio will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Portfolio's assets.

Certain swap agreements are exempt from most provisions of the Commodity Exchange Act ("CEA") and, therefore, are not regulated as futures or commodity option transactions under the CEA. To qualify for this exemption, a swap agreement must be entered into by "eligible participants," which includes the following, provided the participants' total assets exceed established levels: a bank or trust company, savings association or credit union, insurance company, investment company subject to regulation under the 1940 Act, commodity pool, corporation, partnership, proprietorship, organization, trust or other entity, employee benefit plan, governmental entity, broker-dealer, futures commission merchant, natural person, or regulated foreign person. To be eligible, natural persons and most other entities must have total assets exceeding $10 million; commodity pools and employee benefit plans must have assets exceeding $5 million. In addition, an eligible swap transaction must meet three conditions. First, the swap agreement may not be part of a fungible class of agreements that are standardized as to their material economic terms. Second, the creditworthiness of parties with actual or potential obligations under the swap agreement must be a material consideration in entering into or determining the terms of the swap agreement, including pricing, cost or credit enhancement terms. Third, swap agreements may not be entered into and traded on or through a multilateral transaction execution facility.

This exemption is not exclusive, and participants may continue to rely on existing exclusions for swaps, such as the Policy Statement issued in July 1989 which recognized a safe harbor for swap transactions from regulation as futures or commodity option transactions under the CEA or its regulations. The Policy Statement applies to swap transactions settled in cash that: (1) have individually tailored terms; (2) lack exchange style offset and the use of a clearing organization or margin system; (3) are undertaken in conjunction with a line of business; and (4) are not marketed to the public.

WARRANTS

The holder of a warrant has the right to purchase a given number of shares of a particular issuer at a specified price until expiration of the warrant. Such investments can provide a greater potential for profit or loss than an equivalent investment in the underlying security. Prices of warrants do not necessarily move in tandem with the prices of the underlying securities, and are speculative investments. Warrants pay no dividends and confer no rights other than a purchase option. If a warrant is not exercised by the date of its expiration, the Portfolio will lose its entire investment in such warrant.

SHORT SALES AGAINST-THE-BOX

A short sale is a transaction in which the Portfolio sells through a broker a security it does not own in anticipation of a decline in market price. A short sale "against-the-box" is a short sale in which, at the time of the short sale, the Portfolio owns or has the right to obtain securities equivalent in kind and amount. The Portfolio may enter into a short sale against-the-box to, among other reasons, hedge against a possible market decline in the value of a security owned, or to defer recognition of a gain or loss for federal income tax purposes on the security owned by the Portfolio. Short sales against-the-box will be limited to no more than 5% of the Portfolio's net assets.

If the value of a security sold short against-the-box increases, the Portfolio would suffer a loss when it purchases or delivers to the selling broker the security sold short. If a broker with which the Portfolio has open short sales were to become bankrupt, the Portfolio could experience losses or delays in recovering gains on short sales. The Portfolio will only enter into short sales against-the-box with brokers it believes are creditworthy.

HIGH-RISK, HIGH-YIELD  SECURITIES

A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield bond prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield bonds, especially in a thinly traded market. Legislation designed to limit the use of high yield bonds in corporate transactions may have a material adverse effect on the Portfolio's net asset value and investment practices. In addition, there may be special tax considerations associated with investing in high yield bonds structured as zero coupon or payment-in-kind securities. Interest on these securities is recorded annually as income even though no cash interest is received until the security's maturity or payment date. As a result, the amounts that have accrued each year are required to be distributed to shareholders and such amounts will be taxable to shareholders. Therefore, the Portfolio may have to sell some of its assets to distribute cash to shareholders. These actions are likely to reduce the Portfolio's assets and may thereby increase its expense ratios and decrease its rate of return.

                             INVESTMENT RESTRICTIONS

The following investment restrictions restate or are in addition to those described under "Investment Restrictions" and "Investment Policies" in Part A. These restrictions, unless otherwise indicated, are fundamental policies of the Portfolio and cannot be changed without the vote of a "majority" of the Portfolio's outstanding shares. Under the 1940 Act, such a "majority" vote is defined as the vote of the holders of the lesser of: (1) 67% of more of the shares present or represented by proxy at a meeting of shareholders, if the holders of more than 50% of the outstanding shares are present; or (2) more than 50% of the outstanding shares.
Under these restrictions, the Portfolio will not:

(a) concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (or repurchase agreements with respect thereto). An investment of more than 25% of the Portfolio's  assets in the securities
     of issuers  located in one  country  does not  contravene  this   policy.

(b) borrow money in excess of 33-1/3% of its total assets taken at market value (including the amount borrowed) and then only from a bank as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions that may otherwise require untimely dispositions of portfolio securities.

(c) purchase or sell real estate, provided that the Portfolio may invest in securities issued by companies that invest in real estate or interests therein.

(d) make loans to other persons, provided that for purposes of this restriction, entering into repurchase agreements or acquiring any otherwise permissible debt securities including engaging in securities lending shall not be deemed to be the making of a loan.

(e) invest in commodities or commodity contracts, except that, subject to the restrictions described in Part A and elsewhere in this SAI, the Portfolio may: (1) enter into futures contracts and options on futures contracts; (2) enter into foreign forward currency exchange contracts and foreign currency options; (3) purchase or sell currencies on a spot or forward basis; and
     (4) may enter into futures contracts on securities, currencies or on indices of such securities or currencies, or any other financial instruments, and may purchase and sell options on such futures contracts.

(f) underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under U.S. securities laws.

(g)   issue senior securities except to the extent permitted by the 1940 Act.

(h) acquire securities or invest in repurchase agreements with respect to any securities if, as a result, more than 15% of its net assets (taken at current value) would be invested in illiquid securities (securities that cannot be disposed of within seven days at their then-current value), including repurchase agreements not entitling the holder to payment of principal within seven days and securities that are not readily marketable by virtue of restrictions on the sale of such securities to the public without registration under the Securities Act of 1933, as amended ("Restricted Securities"). Illiquid securities do not include securities that can be sold to the public in foreign markets or that may be eligible for resale to qualified institutional purchasers pursuant to Rule 144A under the Securities Act of 1933 that are determined to be liquid by the investment adviser pursuant to guidelines adopted by the Trust's Board of Trustees. (Non-fundamental)

(i) make investments for the purpose of exercising control or management, except in connection with a merger, consolidation, acquisition, or reorganization with another investment company or series thereof. (Investments by the Portfolio in wholly owned investment entities created under the laws of certain foreign countries will not be deemed the making of investments for the purpose of exercising control or management.) (Non-fundamental)

(j) invest in interests in oil, gas or other mineral exploration, resource, or lease transactions or development programs but may purchase readily marketable securities of companies that operate, invest in, or sponsor such programs. (Non-fundamental)

As a non-fundamental policy, the Portfolio may acquire or retain the securities of any other investment company to the extent permitted by the 1940 Act, including in connection with a merger, consolidation, acquisition, or reorganization.

Except for the policies on borrowing and illiquid securities, the percentage restrictions described above apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio.

ITEM 14.          MANAGEMENT OF THE TRUST.

The following information relates to the principal occupations of each Trustee and executive officer of the Trust during the past five years and shows the nature of any affiliation with SCMI. Each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), an investment company with a series that invests all of its assets in the Portfolio.

PETER E. GUERNSEY, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

JOHN I. HOWELL, 80, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

CLARENCE F. MICHALIS, 75, c/o the Trust, Two Portland Square, Portland, Maine - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

HERMANN C. SCHWAB, 77, c/o the Trust, Two Portland Square, Portland, Maine - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders Incorporated since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd.
since 1989.

ROBERT JACKOWITZ, 30, 787 Seventh Avenue, New York, New York - Treasurer of the First Trust; Vice President of SCM since September 1995; Treasurer of SCM and Schroder Advisors since July 1995; Vice President of SCMI and SCM since April 1997; and Assistant Treasurer of Schroders Incorporated since January 1990.

JOHN Y. KEFFER, 54, Two Portland Square, Portland, Maine - Vice President of the Trust; President of FFC, the Fund's transfer and dividend disbursing agent and other affiliated entities including Forum Financial Services, Inc. and Forum Advisors, Inc.

JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

ALEXANDRA POE, 36, 787 Seventh Avenue, New York, New York - Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

THOMAS  G.  SHEEHAN,  42,  Two  Portland  Square,  Portland,  Maine -  Assistant
Treasurer and Assistant Secretary of the Trust; Counsel, Forum Financial Services, Inc. since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

FARIBA TALEBI, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April 1993, employed in various positions in the investment research and portfolio management areas since 1987; Director of SCM since April 1997.

JOHN A. TROIANO, 38, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCM since April 1997; Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

CATHERINE S. WOOLEDGE, 55, Two Portland Square, Portland, Maine - Assistant Treasurer and Assistant Secretary of the Trust - Counsel, Forum Financial Services, Inc. since November 1996. Prior thereto, associate at Morrison & Foerster, Washington, D.C. from October 1994 to November 1996, associate corporate counsel at Franklin Resources, Inc. from September 1993 to September 1994, and prior thereto associate at Drinker Biddle & Reath, Philadelphia, PA.

(a)      Interested Trustee of the Trust within the meaning of the 1940 Act.

(b) Schroder Fund Advisors Inc. ("Schroder Advisors") is a wholly owned subsidiary of SCMI, which is a wholly owned subsidiary of Schroders
Incorporated, which in turn is an indirect, wholly owned U.S. subsidiary of Schroders plc.

(c) Schroder Capital Management, Inc. ("SCM") is a wholly owned subsidiary of Schroder Wertheim Holdings Incorporated which is a wholly owned subsidiary of Schroders, Incorporated, which in turn is an indirect wholly owned U.S. subsidiary of Schroders plc.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Portfolio. Independent Trustees of the Portfolio receive an annual fee of $2,000 and a fee of $500 for each meeting of the Board attended by them except in the case of Mr. Schwab, who receives an annual fee of $3,000 and a fee of $1,000 for each meeting attended. The Portfolio has no bonus, profit sharing, pension or retirement plans.

The following table provides the aggregate compensation estimated to be paid to the Trustees by the Trust and Schroder Asian Growth Fund, Inc. Information is presented for the fiscal year ending December 31, 1997.


Name of Trustee                           Aggregate            Pension or     Estimated Annual    Total Compensation
                                  Compensation From   Retirement Benefits        Benefits Upon        From Trust And
                                              Trust    Accrued As Part of           Retirement     Portfolio Complex
                                                       Portfolio Expenses                          Paid To Trustees*
------------------------------- -------------------- --------------------- -------------------- ---------------------

Mr. Guernsey                                 $1,750                    $0                   $0                $1,750
Mr. Howell                                    1,750                     0                    0                 1,750
Mr. Michalis                                  1,750                     0                    0                 1,750
Mr. Schwab                                    3,000                     0                    0                 3,000
Mr. Smith                                         0                     0                    0                     0

* In addition to the Trust, "Portfolio Complex" includes Schroder Capital Funds, an open-end investment company for which SCMI serves as investment adviser, Schroder Capital Funds (Delaware), an open-end investment company for which SCMI serves as investment adviser, and Schroder Asian Growth Portfolio, Inc., a closed-end investment company for which SCMI serves as investment adviser.

As of June 30, 1997, the Trust's Trustees and officers owned, in the aggregate, less than 1% of the Portfolio's outstanding shares.

While the Trust is a Delaware business trust, certain of its Trustees or officers are residents of the United Kingdom and substantially all of their assets may be located outside of the U.S. As a result, it may be difficult for U.S. investors to effect service upon such persons within the U.S. or to realize judgments of courts of the U.S. predicated upon civil liabilities of such persons under the federal securities laws of the U.S.. The Trust has been advised that there is substantial doubt as to the enforceability in the United Kingdom of such civil remedies and criminal penalties as are afforded by the federal securities laws of the U.S.. Also it is unclear if extradition treaties now in effect between the U.S. and the United Kingdom would subject such persons to effective enforcement of criminal penalties of such acts.

ITEM 15.          CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of June 30, 1997, the Thomas Carter Lupton Trust, a private institutional client of SCMI may be deemed to control the Portfolio for purposes of the 1940 Act. It is anticipated that whenever any registered investment company that may, in the future, become an interestholder of the Portfolio is requested to vote on matters pertaining to the Portfolio, such investment company will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. This only applies to matters for which such investment company would be required to have a shareholder meeting if it directly held investment securities rather than invested in the Portfolio.

ITEM 16.          INVESTMENT ADVISORY AND OTHER SERVICES.

                          INVESTMENT ADVISORY SERVICES

SCMI, 787 Seventh Avenue, New York, New York 10019, serves as Adviser to the Portfolio pursuant to an investment advisory agreement. SCMI is a wholly owned U.S. subsidiary of Schroders Incorporated, the wholly-owned U.S. holding subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in eighteen countries worldwide. The Schroder Group specializes in providing investment management services and had assets under management of approximately $50 billion as of December 31, 1996.

Pursuant to the investment advisory agreement, SCMI is responsible for managing the investment and reinvestment of the assets included in the Portfolio and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, it is the responsibility of SCMI to make decisions relating to the Portfolio's investments and to place purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the investment advisory agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations In making its investment decisions, SCMI does not use material information that may be in its possession or in the possession of its affiliates.

The investment advisory agreement continues in effect provided such continuance is approved annually: (1) by the holders of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) or by the Board; and
(2) by a majority of the Trustees who are not parties to such agreement or "interested persons" (as defined in the 1940 Act) of any such party. The investment advisory agreement may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Trust, and it terminates automatically if assigned. The investment advisory agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the investment advisory agreement. For its services, SCMI is entitled to receive a fee at an annual rate of 0.50% of the Portfolio's average daily net assets.

                             ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York 10019. The Trust has also entered into a subadministration agreement with Forum Administrative Services, Limited Liability Company ("Forum"). Pursuant to their agreements, Schroder Advisors and Forum provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant to the investment advisory agreement, including among other things: (1) preparation of shareholder reports and communications; (2) regulatory compliance, such as reports to and filings with the SEC and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by the Portfolio's investment adviser, transfer agent, custodian, independent accountants, legal counsel and others. Schroder Advisors is a wholly owned subsidiary of SCMI and is a registered broker-dealer organized to act as administrator and distributor of mutual funds.

For these services, Schroder Advisors is entitled to receive a fee at the annual rate of 010% of the Portfolio's average daily net assets. Forum is entitled to receive a fee at the annual rate of 0.075% of the Portfolio's average daily net assets for its services.

The Administration Agreement and Subadministration Agreements are terminable without penalty, at any time, by the Board, upon 60 days' written notice to Schroder Advisors, or by Schroder Advisors upon 60 days' written notice to the Trust.

                                    CUSTODIAN

The Chase Manhattan Bank ("Chase"), through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets. Chase plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolio. Pursuant to rules adopted under the 1940 Act, the Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Portfolio; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Portfolio assets.

                              INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for the Trust.

                 INTERESTHOLDER RECORDKEEPER AND FUND ACCOUNTANT

On behalf of the Portfolio, the Trust has entered into a Transfer Agency and Fund Accounting Agreement with Forum Financial Corp. ("FFC"), an affiliate of Forum. Under this agreement, FFC performs transfer agency and fund accounting services. FFC is entitled to receive a base fee per year, plus additional amounts depending upon the Portfolio's assets, the number and type of securities it holds, and its portfolio turnover rate.

ITEM 17.          BROKERAGE ALLOCATION AND OTHER PRACTICES.

                              INVESTMENT DECISIONS

Investment decisions for the Portfolio and for the other investment advisory clients of SCMI are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner which in SCMI's opinion is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

                         BROKERAGE AND RESEARCH SERVICES

Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Portfolio of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Since most brokerage transactions for the Portfolio will be placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Portfolio includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

The investment advisory agreement authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers selected by SCMI in its discretion and to seek "best execution" of such portfolio transactions. SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities for the Portfolio through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain for the Portfolio the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI, having in mind the Portfolio's best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealers involved and the quality of service rendered by the broker-dealers in other transactions.

It has for many years been a common practice in the investment advisory business as conducted in certain countries, including the United States, for advisers of investment companies and other institutional investors to receive research services from broker-dealers which execute portfolio transactions for the clients of such advisers. Consistent with this practice, SCMI may receive research services from broker-dealers with which SCMI places the Portfolio's portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including the Portfolio), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934 (the "Act"), SCMI may cause the Portfolio to pay a broker-dealer which provides "brokerage and research services" (as defined in the Act) to SCMI an amount of disclosed commission for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

Subject to the general policies regarding allocation of portfolio brokerage as set forth above, the Board has authorized SCMI to employ Schroder Wertheim & Company, Incorporated ("Schroder Wertheim") an affiliate of SCMI, to effect securities transactions of the Portfolio, on the New York Stock Exchange only, provided certain other conditions are satisfied as described below.

Payment of brokerage commissions to Schroder Wertheim for effecting such transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on exchanges paid by a registered investment company to a broker which is an affiliated person of such investment company or an affiliated person of another person so affiliated not exceed the usual and customary broker's commissions for such transactions. It is the Portfolio's policy that commissions paid to Schroder Wertheim will in the judgment of the officers of SCMI responsible for making portfolio decisions and selecting brokers, be: (1) at least as favorable as commissions contemporaneously charged by Schroder Wertheim on comparable transactions for its most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board of Trustees, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 promulgated by the SEC under Section 17(e) to ensure that commissions paid to Schroder Wertheim by the Portfolio satisfy the foregoing standards. The Board will review all transactions at least quarterly for compliance with such procedures.

It is further a policy of the Portfolio that all such transactions effected for the Portfolio by Schroder Wertheim on the New York Stock Exchange be in accordance with Rule 11a2-2(T) promulgated under the 1934 Act, which requires in substance that a member of such exchange not associated with Schroder Wertheim actually execute the transaction on the exchange floor or through the exchange facilities. Thus, while Schroder Wertheim will bear responsibility for determining important elements of execution such as timing and order size, another firm will actually execute the transaction.

Schroder Wertheim pays a portion of the brokerage commissions it receives from the Portfolio to the brokers executing the Portfolio's transactions on the New York Stock Exchange. In accordance with Rule 11a2-2(T), Schroder Core II has entered into an agreement with Schroder Wertheim permitting it to retain a portion of the brokerage commissions paid to it by the Portfolio. This agreement has been approved by the Schroder Core II Board, including a majority of the non-interested Trustees.

The Portfolio has no understanding or arrangement to direct any specific portion of its brokerage to Schroder Wertheim and will not direct brokerage to Schroder Wertheim in recognition of research services.

From time to time, the Portfolio may purchase securities of a broker or dealer through which its regularly engages in securities transactions.

ITEM 18.          CAPITAL STOCK AND OTHER SECURITIES.

Under the Trust Instrument, the Trustees are authorized to issue beneficial interest in one or more separate series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each Portfolio investor is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series (collectively, the "portfolios") of the Trust will all vote together in certain circumstances (e.g., election of the Trustees and ratification of auditors, as required by the 1940 Act and the rules thereunder). One or more portfolios could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or
Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust's Trust Instrument without the vote of investors.

The Trust may enter into a merger or consolidation, or sell all or substantially all of the Portfolio's assets, if approved by the Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act); or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of any Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to shareholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states, including Texas. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the Trust to liability. To guard against this risk, the Trust Instrument of the Trust disclaims liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of shareholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (iii) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, the Board believes that the risk of personal liability to a Trust interestholder is remote.

ITEM 19.          PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value ("NAV") next determined after an order is received by the Portfolio. NAV per share is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding. See Items 6, 7 and 8 in Part A.

ITEM 20.          TAX STATUS.

The Portfolio is classified for federal income tax purposes as a partnership that is not a "publicly traded partnership". As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gain, loss, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware income or franchise tax.

Each investor in the Portfolio is deemed to own a proportionate share of the Portfolio's assets and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC"). Accordingly, the Portfolio conducts its operations so that its investors that intend to qualify as RICs ("RIC investors") will be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables; and (iv) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by: (1) the amount of cash and the basis of any property the Portfolio distributes to the investor; and (2) the investor's share of the Portfolio's losses.

Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and; U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a RIC that holds stock of a PFIC (including a RIC investor's indirect holding thereof through its interest in the Portfolio) will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing Portfolio," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the Portfolio`s RIC investors to satisfy the distribution requirements to them -- even those earnings and gain were not received by it. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

Bills passed by Congress in 1991 and 1992 and vetoed by President Bush would have substantially modified the taxation of U.S. shareholders of foreign corporations, including eliminating the provisions described above dealing with PFICs and replacing them (and other provisions) with a regulatory scheme involving entities called "passive foreign corporations." The "Tax Simplification and Technical Corrections Bill of 1993," passed in May 1994 by the House of Representatives, contains the same modifications. It is unclear at this time whether, and in what form, the proposed modifications may be enacted into law.

Proposed regulations have been published pursuant to which certain RICs would be entitled to elect to "mark to market" their stock in certain PFICs. "Marking to market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including marked-to-market gain for each prior year for which an election was in effect).

The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures and entering into forward contracts, involves complex rules that will determine for income tax purposes the character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. The Portfolio's income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in hedging instruments derived by it with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for its RIC investors under the requirement that at least 90% of a RIC's gross income each taxable year consist of specified types of income. However, income from the disposition by the Portfolio of hedging instruments (other than those on foreign currencies) held for less than three months will be subject to the requirement applicable to its RIC investors that less than 30% of a RIC's gross income each taxable year consist of certain short-term gains ("Short-Short Limitation"). Income from the disposition of foreign currencies, and hedging instruments on foreign currencies, that are not directly related to the Portfolio's principal business of investing in securities (or options and futures with respect thereto) also will be subject to the Short-Short Limitation for its RIC investors if they are held for less than three months.

If the Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedging position during the period of the hedge for purposes of determining whether its RIC investors satisfy the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. The Portfolio will consider whether it should seek to qualify for this treatment for its hedging transactions. To the extent the Portfolio does not so qualify, it may be forced to defer the closing out of certain hedging instruments beyond the time when it otherwise would be advantageous to do so, in order for its RIC investors to qualify or continue to qualify as RICs.

ITEM 21.          UNDERWRITERS.

Forum Financial Services, Inc. ("FFSI"), Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent. Forum receives no compensation for such placement agent services.

ITEM 22.          CALCULATIONS OF PERFORMANCE DATA.

Not applicable.

ITEM 23.          FINANCIAL STATEMENTS.

Not applicable.

APPENDIX A


DESCRIPTION OF SECURITIES RATINGS

MOODY'S INVESTORS SERVICE, INC.

CORPORATE AND MUNICIPAL BOND RATINGS

"Aaa": Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa": Bonds that are rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the "Aaa" securities.

"A": Bonds that are rated "A" possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa": Bonds that are rated "Baa" are considered as medium-grade obligations, (I.E., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

"Ba": Bonds that are rated "Ba" are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

"B": Bonds that are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

"Caa": Bonds that are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

"Ca": Bonds that are rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

"C": Bonds that are rated "C" are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody's applies numerical modifiers "1", "2", and "3" in each generic rating classified from "Aa" through "B" in its corporate bond rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and, the modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

DESIGNATIONS APPLICABLE TO MUNICIPAL BOND RATINGS

In its municipal bond rating system, Moody's designates those bonds within the "Aa", "A", "Baa", "Ba" and "B" categories that it believes possess the strongest credit attributes with the symbols "Aa1", "A1", "Baa1", "Ba1" and "B1".

Advance refunded issues that are secured by escrowed funds held in cash, held in
trust,   reinvested  in  direct  non-callable  U.S.  government  obligations  or non-callable obligations unconditionally guaranteed by the U.S.
government are identified with a hatchmark (#) symbol, I.E., "#Aaa".

Moody's assigns conditional ratings to bonds for which the security depends upon the completion of some act or the fulfillment of some condition. These are bonds secured by: (1) earnings of projects under construction; (2) earnings of projects unseasoned in operating experience; (3) rentals that begin when facilities are completed; or (4) payments to which some other limiting condition attaches. The parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition, e.g., "Con.(Baa)".

Issues that are subject to a periodic reoffer and resale in the secondary market in a "dutch auction" are assigned a long-term rating based only on Moody's assessment of the ability and willingness of the issuer to make timely principal and interest payments. Moody's expresses no opinion as to the ability of the holder to sell the security in a secondary market "dutch auction". Such issues are identified by the insertion of the words "dutch auction" into the name of the issue.

MUNICIPAL SHORT-TERM LOAN RATINGS

Issues or the features associated with "MIG", "VMIG" or "SQ" ratings are identified by date of issue, date of maturity or maturities or rating expiration date and description to distinguish each rating from other ratings. Each rating designation is unique with no implication as to any other similar issue of the same obligor. "MIG" ratings terminate at the retirement of the obligation while "VMIG" rating expiration is a function of each issue's specific structural or credit features.

"MIG 1/VMIG 1": This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

"MIG 2/VMIG 2": This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.

"MIG 3/VMIG 3": This designation denotes favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

"MIG 4/VMIG 4": This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

"SQ": This designation denotes speculative quality. Debt instruments in this category lack margins of protection.

CORPORATE SHORT-TERM DEBT RATINGS

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations which have an original maturity not exceeding one year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

"PRIME-1": Issuers rated "Prime-1" (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. "Prime-1" repayment ability often is evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

"PRIME-2": Issuers rated "Prime-2" (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This normally is evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

"PRIME-3": Issuers rated "Prime-3" (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

"NOT PRIME": Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

STANDARD & POOR'S

CORPORATE AND MUNICIPAL DEBT RATINGS

INVESTMENT GRADE

"AAA": Debt rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

"AA": Debt rated "AA" has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

"A": Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

"BBB": Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions, or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

SPECULATIVE GRADE

Debt rated "BB", "B", "CCC", "CC", and "C" is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest. While such debt likely has some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

"BB": Debt rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

"B": Debt rated "B" has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

"CCC": Debt rated "CCC" has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

"CC": The rating "CC" typically is applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

"C": The rating "C" typically is applied to debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

"C1": The rating "C1" is reserved for income bonds on which no interest is being paid.

"D": Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Provisional ratings: The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

"r": The "r" is attached to highlight derivative, hybrid, and certain other obligations that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities.

The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

"N.R.":  Not rated.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

NOTE RATING DEFINITIONS

"SP-1": Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

"SP-2":   Satisfactory  capacity  to  pay  principal  and  interest,  with  some vulnerability to adverse financial and economic changes over the term of the notes.

"SP-3":  Speculative capacity to pay principal and interest.

COMMERCIAL PAPER RATING DEFINITIONS

"A-1": This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

"A-2":   Capacity  for  timely  payment  on  issues  with  this  designation  is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

"A-3": Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

"B": Issues rated "B" are regarded as having only speculative capacity for timely payment.

"C": This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

"D": Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

A commercial paper rating is not a recommendation to purchase, sell or hold a security in as much as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to S&P by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

                                     PART C
                                OTHER INFORMATION


Item 24. Financial Statements and Exhibits.
         ----------------------------------

(a)      Financial Statements.

         (1)      Included in Part A (Not applicable)

         (2)      Included in Part B (Not applicable)

(b)      Exhibits:

         (1) Trust Instrument of Schroder Capital Funds II (the "Trust") (filed herewith).

         (2)      Not applicable.

         (3)      Not applicable.

         (4)      Not applicable.

         (5) Investment Advisory Agreement between the Trust and Schroder Capital Management International Inc. ("SCMI") for Schroder International Bond Portfolio (filed herewith).

         (6) Placement Agent Agreement between the Trust and Forum for Schroder International Bond Portfolio (filed herewith).

         (7)      Not applicable.

         (8) Custodian Agreement between the Trust and The Chase Manhattan Bank for Schroder International Bond Portfolio
                 (filed herewith).

         (9)      (a)      Administration  Agreement  between  the Trust  and
                           Schroder  Fund  Advisors  Inc. for  Schroder
                           International Bond Portfolio (filed  herewith).

                  (b) Sub-Administration Agreement between the Trust and Forum Administrative Services LLC ("Forum") for Schroder International Bond Portfolio
                           (filed herewith).

                  (c) Form of Transfer Agency and Portfolio Accounting Agreement between the Trust and Forum Financial Corp. for Schroder International Bond Portfolio
                          (filed herewith).


         (10)     Not required.

         (11)     Not required.

         (12)     Not required.

         (13)     Not applicable.

         (14)     Not applicable.

         (15)     Not applicable.

         (16)     Not applicable.

         (17)     Not applicable.

Item 25.    Persons Controlled by or Under Common Control with Registrant.
          ----------------------------------------------------------------

         None

Item 26.     Number of Holders of Securities as of June 30, 1997.
          -------------------------------------------------------

Title of Class of Shares                                       Number of Holders
of Beneficial Interest                                         -----------------
------------------------

Schroder International Bond Portfolio                                   3

Item 27.    Indemnification.
          ------------------------

The Trust holds a directors' and officers' or errors and omissions insurance policy. Additionally, the Trust's trustees and officers are insured under the Trust's fidelity bond purchased pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act").

The general effect of Article 5 of Registrant's Trust Instrument is to indemnify existing or former trustees and officers of the Trust to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. This description is modified in its entirety by the provisions of Article 5 of Registrant's Trust Instrument contained in this Registration Statement as
Exhibit 1 and incorporated herein by reference.

Provisions of Registrant's investment advisory agreements provide that the respective investment adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing shall be deemed to protect, or purport to protect, the investment adviser against any liability to Registrant or to Registrant's interestholders to which the investment adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the investment adviser's duties, or by reason of the investment adviser's reckless disregard of its obligations and duties hereunder. This description is modified in its entirety by the provisions of Registrant's Investment Advisory Agreement contained in this Registration Statement as Exhibit 5 and incorporated herein by reference. Likewise, Registrant has agreed to indemnify (1) Forum Financial Services, Inc. in the Administration and Sub-Administration Agreements, (2) Forum Financial Corp. in the Transfer Agency and Fund Accounting Agreement, and
(3) Forum Financial Services, Inc. in the Placement Agent Agreement for certain liabilities and expenses arising out of their acts or omissions under the respective agreements.

Item 28.    Business and Other Connections of Investment Advisers.
          --------------------------------------------------------

The following are the directors and principal officers of SCMI, including their business connections that are of a substantial nature. The address of each company listed, unless otherwise noted, is 33 Gutter Lane, London EC2V 8AS, United Kingdom. Schroder Capital Management International Limited ("Schroder Ltd.") is a United Kingdom affiliate of SCMI that provides investment management services international clients located principally in the United States.

          David M. Salisbury, Director and Chairman. Mr. Salisbury is also Chief Executive Officer and Director of Schroder Ltd. and Director of Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, California, an investment advisory company and DFA Securities Inc., a broker dealer subsidiary of Dimensional Fund Advisors Inc. located at the same address. Until October 1992 Mr. Salisbury was Chairman of Schroder Fund Advisors Inc. ("Schroder Advisors"), 787 Seventh Avenue, New York, New York, a broker dealer. Mr. Salisbury is a director or former director of various investment trust companies and closed end investment companies for which SCMI and/or its affiliates provide investment services.

          Richard R. Foulkes, Deputy Chairman/Executive Vice President and Director. Mr. Foulkes is also an Executive Vice President of Schroder Capital Management International Ltd.and a Director of Schroder Ltd.

          John S. Ager, Director and Senior Vice President. Mr. Ager is also a Director of Schroder Ltd.

          Louise Croset, Director and First Vice President. Ms. Croset is also First Vice President of Schroder Ltd. and, until October 1993, was Vice President of Wellington Management, an investment adviser.

          David Gibson, Director and Senior Vice President. Mr. Gibson is also a Director of Schroder Ltd., Director of Schroder Investment Management Limited, Director of Schroder Capital Management Inc. and Senior Vice President of Schroder Ltd.

          Phillipa Gould, Director and Senior Vice President.

          C. John Govett, Director. Mr. Govett is also a Director of Schroder Ltd., Schroder Investment Management Limited, Schroder Personal Investment Management (investment adviser), Schroder Ventures Limited (investment adviser) and Schroder Venture International Holdings Limited (investment adviser). He is Chairman and Director of Schroder Properties Limited. He is also Director of several investment companies for which SCMI and/or its affiliates provide investment services.

          Sharon L. Haugh, Executive Vice President and Director. Ms. Haugh is also a Director of Schroder Ltd.

          Gavin D.L. Ralston, Director and Senior Vice President. Mr. Ralston is also a Director of Schroder Ltd.

          Mark J. Smith, Director and Senior Vice President. Mr. Smith is also Director, Schroder Ltd. and Schroder Investment Management (Guernsey) Limited, an investment management company, and Director and Senior Vice President of Schroder Advisors. Mr. Smith is also a director of various investment trusts and open end investment companies for which SCMI and/or its affiliates provide investment services.

          John A. Troiano, Chief Executive and Director. Mr. Troiano is also a Director of Schroder Ltd.

          Andrew R. Barker, First Vice President. Mr. Barker is also First Vice President of Schroder Ltd.

          J. Ann Bonathan, First Vice President. Ms. Bonathan is also First Vice President of Schroder Ltd. During the last two years, Ms. Bonathan has been Deputy Head of Custody Operations of SG Warburg, 1 Finsbury Avenue, London, merchant bankers.

          Heather F. Crighton, First Vice President. Ms. Crighton is also Vice President of Schroder Ltd.

          Robert G. Davy, Senior Vice President. Mr. Davy is also a Director of Schroder Ltd. and an officer of open end investment companies for which SCMI and/or its affiliates provide investment services.

          Margaret H. Douglas-Hamilton, Secretary. Ms. Douglas-Hamilton is also Senior Vice President and General Counsel of Schroders Incorporated, 787 Seventh Avenue, New York, New York, the holding company for various United States based SCMI affiliates. Ms. Douglas-Hamilton is also Secretary to various SCMI affiliates and Secretary of a closed-end Fund advised by SCMI.

          Catherine  A.  Mazza,  First Vice  President.  Ms.  Mazza is also Vice
          President of open-end investment companies for which SCMI and/or its affiliates provide investment services and is President of Schroder Advisors.

          Abdallah Nauphal, Group Vice President and also Director of Schroder Capital Managment Inc.

          Joshua Shapiro, First Vice President.

          John Stainsby, First Vice President. Mr. Stainsby is also First Vice President of Schroder Ltd.

          Ellen B. Sullivan, First Vice President.

          Fariba Talebi, Group Vice President. Ms. Talebi is also an officer of various open end investment companies for which SCMI and/or its affiliates provide investment services.

          Jan Kees van Heusde, First Vice President. Mr. van Heusde is also First Vice President of Schroder Ltd.

          Patrick Vermeulen, First Vice President. Mr. Vermeulen is also First Vice President of Schroder Ltd.

          Kathleen Adams, Vice President. Ms. Adams is also Vice President of Schroder Advisors.

          Mark J. Astley, First Vice President.

          William H.  Barnes,  Vice  President.  During the last two years,  Mr.
          Barnes has been a marketer at Nomura Capital Management Ltd., 180 Maiden Lane, New York, NY 10038, and investment adviser.

          James L. Gray, Vice President.

          Robert A.  Jackowitz,  Treasurer  and  Chief  Financial  Officer.  Mr.
          Jackowitz also serves as Vice President and Treasurer or CFO of open-end investment companies and a closed-end investment company for which SCMI and/or its affiliates provide investment services and for Schroder Advisors.

          Clare L. Latham, Vice President. During the last two years, Ms. Latham has been First Vice President of Schroder Ltd. and Analyst at the Bank of England, Threadneedle Street, London EC2R 8AH.

          Thomas Melendez, First Vice President. During the last two years, Mr. Melendez has been a Vice President of Natwest Securities (an investment adviser), 175 Water Street, New York, NY.

          Alexandra Poe, Vice President. During the last two years, Ms. Poe has been an investment management lawyer in private practice with Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th street, New York, New York 10036. Ms. Poe also serves as Vice President and/or Secretary of open-end funds and is a Senior Vice President and Secretary of Schroder Advisors.

          Ira L. Unschuld, First Vice President. Mr. Unschuld is also an officer of various open end investment companies for which SCMI and/or its affiliates provide investment services.

          Dawn M. Vroegop, First Vice President. During the last two years, Ms. Vroegop has been an Associate of A.T. Keaney, Inc., 153 East 53rd Street, New York, NY, management consultants.

          Anita L. Whelan, First Vice President and Compliance Officer. Ms. Whelan is also Vice President of Schroder Advisors.

          Michael M. Perelstein, Senior Vice President and Director. Mr. Perelstein has been Senior Vice President as of January, 1997 and Director since May 1997; prior thereto he was Managing Director of MacKay - Shields Financial Corp.

Item 29.    Principal Underwriters.
          -------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.


Item 30.     Location of Books and Records.
          ---------------------------------

The majority of the accounts, books and other documents required to be maintained by Section 31(a) of the Act and the Rules thereunder are maintained at the offices of Forum Administrative Services, Limited Liability Company and Forum Financial Corp., Two Portland Square, Portland, Maine 04101. The records required to be maintained under Rule 31a-1(b)(1) with respect to journals of receipts and deliveries of securities and receipts and disbursements of cash are maintained at the offices of the Registrant's custodian, which is named under "Custodian" in Part B to this Registration Statement. The records required to be maintained under Rule 31a-1(b)(5), (6) and (9) are maintained at the offices of Registrant's investment adviser, which is named in Item 28 hereof.


Item 31.     Management Services.
          -----------------------

         Not applicable.


Item 32.     Undertakings.
          --------------------

Registrant  undertakes  to  contain  in  its  Trust  Instrument  provisions  for assisting shareholder communications and for the removal of trustees substantially similar to those provided for in Section 16(c) of the Act, except to the extent such provisions are mandatory or prohibited under applicable Delaware law.

                                   SIGNATURES



Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York and the State of New York on the 11th day of August, 1997.



                                                   SCHRODER CAPITAL FUNDS II

                                                   By: /S/ Catherine A. Mazza
                                                   --------------------------
                                                       Catherine A. Mazza
                                                       Vice President

                                  EXHIBIT INDEX


         Exhibits:

(1) Trust Instrument of Schroder Capital Funds II (the "Trust") (filed herewith).

(5)  Investment  Advisory  Agreement  between  the  Trust and  Schroder  Capital
     Management   International   Inc.   ("SCMI")   with   respect  to  Schroder
     International Bond Portfolio (filed herewith).

(6)  Placement  Agent  Agreement  between the Trust and Forum for
     Schroder International  Bond  Portfolio  (filed herewith).

(8) Custodian Agreement between the Trust and The Chase Manhattan Bank, N.A. with respect to Schroder International Bond Portfolio (filed herewith).

(9)  (a)  Administration  Agreement between the Trust and Schroder Fund Advisors
     Inc.  with  respect  to  Schroder   International   Bond  Portfolio  (filed
     herewith).

     (b) Sub-Administration Agreement between the Trust and Forum Administrative
     Services  LLC  ("Forum")  with  respect  to  Schroder   International  Bond
     Portfolio (filed  herewith).

     (c) Transfer Agency and Portfolio Accounting Agreement between the Trust and Forum Financial Corp. with respect to Schroder International Bond Portfolio (filed herewith).